Exhibit 10.36

AMENDED AND RESTATED DEED OF TRUST AND SECURITY AGREEMENT

BUTERA PROPERTIES, LLC,
GRANTOR

to

BARBARA G. BLITZ,
TRUSTEE

for the benefit of

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
GRANTEE

DATED: AS OF August 28, 1998

SECURING THE AGGREGATE PRINCIPAL AMOUNT OF $83,000,000

THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE LAND RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF GRANTOR, AS “DEBTOR”, AND GRANTEE, AS “SECURED PARTY”.

Record and Return to:
Cadwalader, Wickersham & Taft
1333 New Hampshire Ave., N.W.
Washington, D.C. 20036
Attn: Joyce J. Gorman, Esq.

WEDGEWOOD DEED OF TRUST

     THIS AMENDED AND RESTATED DEED OF TRUST AND SECURITY AGREEMENT (this “Deed of Trust”) is made as of the 28th day of August, 1998, by BUTERA PROPERTIES, LLC, a Delaware limited liability company (“Grantor”), the address of each of which is 241 West Patrick Street, Frederick, Maryland 21701, to Barbara Blitz (“Trustee”) for the benefit of CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, a Delaware limited liability company (“Grantee”), the address of which is 11 Madison Avenue, New York, New York 10010.

W I T N E S S E T H   T H A T:

     FOR AND IN CONSIDERATION OF THE SUM OF TEN AND NO/100 DOLLARS ($10.00), AND OTHER VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, GRANTOR HEREBY IRREVOCABLY MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, TRANSFERS, PLEDGES, SETS OVER AND ASSIGNS, AND GRANTS A SECURITY INTEREST, TO TRUSTEE, in trust with power of sale, in all of Grantor’s estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the “Property” or “Trust Property”):

     A. All that certain land more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Land”), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired (the “Premises” or “Parcel”);

     B. All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Land (the “Improvements”);

     C. All furniture, furnishings, fixtures, goods, equipment, inventory or personal property owned by Grantor and now or hereafter located on, attached to or used in and about the Improvements, including, but not limited to, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Grantor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Land or Improvements, and all warranties and guaranties relating thereto, and all additions

WEDGEWOOD DEED OF TRUST

thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

     D. All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, air rights and other development rights now or hereafter located on or appurtenant to the Land or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Land and/or Improvements or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor;

     E. All water, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights which are appurtenant to, located on, under or above or used in connection with the Land or the Improvements, or any part thereof, whether now existing or hereafter created or acquired;

     F. All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Land;

     G. All cash funds, deposit accounts and other rights and evidence of rights to investments or cash, now or hereafter created or held by Grantee pursuant to this Deed of Trust or any other of the Loan Documents (as hereinafter defined), including, without limitation, all funds now or hereafter on deposit in the Impound Account, the Repair and Remediation Reserve, the Replacement Reserve, the Leasing Escrow Fund and the Payment Reserve (each as hereafter defined);

     H. All leases (including, without limitation, oil, gas and mineral leases), licenses, concessions and occupancy agreements of all or any part the Land or the Improvements (each, a “Lease” and collectively, “Leases”) now or hereafter entered into and all rents, royalties, issues, profits, revenue, income and other benefits (collectively, the “Rents and Profits”) of the Land or the Improvements, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future Lease or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined) or any of the General Intangibles (as hereinafter defined) and all cash or securities deposited to secure performance by the tenants, lessees or licensees (each, a “Tenant” and collectively, “Tenants”), as applicable, of their obligations under any such Leases, whether said cash or securities are to be held until the expiration of the terms of said Leases or applied to one or more of the installments of rent coming due prior to the expiration of said terms, subject to, however, the provisions contained in Section 1.11 hereinbelow;

     I. All contracts and agreements now or hereafter entered into covering any part of the Land or the Improvements (collectively, the “Contracts”) and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases,

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personal property leases and any contracts or documents relating to construction on any part of the Land or the Improvements (including plans, drawings, surveys, tests, reports, bonds and governmental approvals) or to the management or operation of any part of the Land or the Improvements;

     J. All present and future deposits given to any public or private utility with respect to utility services furnished to any part of the Land or the Improvements;

     K. All present and future funds, accounts, instruments, accounts receivable, documents, causes of action, claims, general intangibles (including without limitation, trademarks, trade names, servicemarks and symbols now or hereafter used in connection with any part of the Land or the Improvements, all names by which the Land or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interest and privileges which Grantor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Land or the Improvements) and all notes or chattel paper ‘now or hereafter arising from or by virtue of any transactions related to the Land or the Improvements (collectively, the “General Intangibles”);

     L. All water taps, sewer taps, certificates of occupancy, permits, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Land or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Land or the Improvements;

     M. All building materials, supplies and equipment now or hereafter placed on the Land or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Land or the Improvements;

     N. All right, title and interest of Grantor in any insurance policies or binders now or hereafter referred to in clauses A.-M. And O.-P. including any unearned premiums thereon;

     O. All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

     P. All other or greater rights and interests of every nature in the Land or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Grantor.

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     FOR THE PURPOSES OF SECURING:

     (1) The debt evidenced by that certain Amended and Restated Promissory Note Secured by Deed of Trust of even date herewith made by Grantor to the order of Grantee in the principal amount of $7,597,441, together with interest as therein provided (such promissory note, together with any and all renewals, modifications, consolidations and extensions thereof, substitutions therefor, replacements thereof and any other evidence of indebtedness given in exchange therefor, being hereinafter referred to as the “Wedgewood Note”) (the loan evidenced by the Wedgewood Note being herein sometimes called the “Wedgewood Loan”);

     (2) The debt evidenced by that certain Amended, Restated and Consolidated Promissory Note Secured by Deed of Trust of even date herewith, made by Grantor and by Butera Properties II, LLC, Butera Gateway Center, LLC, Butera Girard Place, LLC, Butera Girard Business Center, LLC, Butera Goldenrod Lane, LLC, Thirty West LLLP, TRB, INC., and Woodstone Assoc. (collectively, the “Consolidated Borrower”) to the order of Grantee in the original principal amount of $75,402,559, together with interest as therein provided (such promissory note, together with any and all renewals, modifications, consolidations and extensions thereof, substitutions therefor, replacements thereof and any other evidence of indebtedness given in exchange therefor, being hereinafter referred to as the “Consolidated Note”, and the loan evidenced thereby being herein sometimes called the “Consolidated Loan”); (the Consolidated Loan and the Wedgewood Loan being herein sometimes collectively called the “Loan”, and the Consolidated Note and the Wedgewood Note being herein sometimes collectively called the “Note”); provided, however, that: (a) the Consolidated Note shall be secured hereby until the earlier to occur of (i) payment in full of such Consolidated Note, or (ii) a Sale (hereinafter defined) of the Property pursuant to the provisions of Section 4.41(d) hereof if the Wedgewood Note will not be included with the Consolidated Note in a Securitization (hereinafter defined), and (b) in the event that there is a Sale of the Property pursuant to the requirements of Section 4.41(d), then after such Sale all references in this Deed of Trust to “Note” and “indebtedness secured hereby” shall refer only to the Wedgewood Note, and all references to “Consolidated Property” shall be of no further force and effect;

     (3) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing, guaranteeing or otherwise relating to the indebtedness evidenced by the Note, including, but not limited to, the Hazardous Substances Indemnity Agreement (as hereinafter defined) (the Note, this Deed of Trust, the Consolidated Deed of Trust, and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, supplements thereof and other changes of any kind thereto being hereinafter collectively referred to as the

4	WEDGEWOOD DEED OF TRUST

“Loan Documents”) and the payment of all other amounts therein covenanted to be paid and performance of all other obligations therein covenanted to be performed;

     (4) Any and all additional advances made by Grantee to protect or preserve the Property or the lien or security interest created hereby on or in the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Grantor’s obligations hereunder or under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Grantor remains the owner of the Property at the time of such advances); and

     (5) Any and all other indebtedness now owing or which may hereafter be owing by Grantor to Grantee, including, without limitation, all prepayment fees, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

     (All of the sums referred to in Paragraphs (1) through (5) above are herein sometimes referred to as the “secured indebtedness” or the “indebtedness secured hereby”, subject to the provisions of Paragraph (2) with respect to the Consolidated Note).

     TO HAVE AND TO HOLD, IN TRUST WITH POWER OF SALE the Property unto Trustee, its successors and assigns forever, for the purposes and uses herein set forth.

     PROVIDED, HOWEVER, that if the principal and interest and all other sums due or to become due under the Note or under the other Loan Documents, including, without limitation, any prepayment fees required pursuant to the terms of the Note, shall have been paid at the time and in the manner stipulated therein and all other sums payable hereunder and all other indebtedness secured hereby shall have been paid and all other covenants contained in the Loan Documents shall have been performed, then, in such case, this Deed of Trust shall be satisfied and the estate, right, title and interest of Grantee in the Property shall cease, and, upon payment to Grantee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs, if allowed by law, Grantee shall release this Deed of Trust and the lien hereof by proper instrument.

ARTICLE I
REPRESENTATIONS, WARRANTIES AND COVENANTS OF GRANTOR

     For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Deed of Trust, for so long as the indebtedness secured hereby or any part thereof remains unpaid, Grantor covenants and agrees as follows:

5	WEDGEWOOD DEED OF TRUST

     1.1 Certain Representations, Warranties and Covenants of Grantor. Grantor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Grantee, its successors and assigns, that:

     (a) Grantor has good and marketable fee simple title to the Property, subject only to those matters expressly set forth as exceptions to or subordinate matters in the title insurance policy insuring the lien of this Deed of Trust which Grantee has agreed to accept, excepting therefrom all preprinted and/or standard exceptions (the “Permitted Exceptions”), and has full power and lawful authority to grant, bargain, sell, convey, assign, transfer and mortgage the Property in the manner and form hereby done or intended. Grantor will preserve its interest in and title to the Property and will forever warrant and defend the same to Grantee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure of this Deed of Trust and shall inure to the benefit of and be enforceable by Grantee in the event Grantee acquires title to the Property pursuant to any foreclosure.

     (b) No bankruptcy or insolvency proceedings are pending or contemplated by Grantor or, to the best knowledge of Grantor, against Grantor or by or against any endorser or cosigner of the Note, or any guarantor or indemnitor under any guaranty or indemnity agreement executed in connection with the Note or the loan evidenced thereby and secured hereby.

     (c) To the best of Grantor’s knowledge and belief, all reports, certificates, affidavits, statements and other data furnished by or on behalf of Grantor to Grantee in connection with the Loan are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained therein not misleading.

     (d) The execution, delivery and performance of this Deed of Trust, the Note and all of the other Loan Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Grantor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute (upon the giving of notice or the passage of time or both) a default under the partnership agreement, articles of incorporation or other organizational documents of Grantor or any contract or agreement of any nature to which Grantor is a party or by which Grantor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Grantor is subject.

     (e) To the best of Grantor’s knowledge and belief, the Land and the Improvements, and the intended use thereof by Grantor comply in all material respects with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations

6	WEDGEWOOD DEED OF TRUST

and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property. The Land and Improvements constitute one or more separate tax parcels for purposes of ad valorem taxation. The Land and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements.

     (f) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Land and the Improvements for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas (if applicable), electric, cable (if applicable) and telephone facilities, through public rights-of-way or perpetual private easements approved by Grantee.

     (g) All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Land and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Land and the Improvements without further condition or cost to Grantor.

     (h) To the best of Grantor’s knowledge and belief, all curb cuts, driveways and traffic signals shown on the survey delivered to Grantee prior to the execution and delivery of this Deed of Trust are existing and have been fully approved by the appropriate governmental authority.

     (i) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or threatened against or affecting Grantor (and, if Grantor is a partnership, any of its general partners; and, if Grantor is a limited liability company, any of its members) or the Property which, if adversely determined, would materially impair either the Property or Grantor’s ability to perform the covenants or obligations required to be performed under the Loan Documents.

     (j) The Property is free from delinquent water charges, sewer rents, taxes and assessments.

     (k) As of the date of this Deed of Trust, the Property is free from unrepaired damage caused by fire, flood, accident or other casualty, except as previously disclosed to Grantee.

     (1) As of the date of this Deed of Trust, no part of the Land or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or, to Grantor’s knowledge and belief, threatened or contemplated.

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     (m) Grantor possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits adequate for the conduct of its business substantially as now conducted.

     (n) To the best of Grantor’s knowledge and belief, the Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including, without limitation, the heating, ventilating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition.

     (o) Grantor has delivered to Grantee true, correct and complete copies of all Contracts and all amendments thereto or modifications thereof.

     (p) Each Contract constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor’s knowledge and belief, is enforceable against any other party thereto. No default exists, or with the passing of time or the giving of notice or both would exist, under any Contract which would, in the aggregate, have a material adverse effect on Grantor or the Property.

     (q) No Contract provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust.

     (r) Grantor and the Property are free from any past due obligations for sales and payroll taxes.

     (s) There are no security agreements or financing statements affecting any of the Property other than (i) as disclosed in writing by Grantor to Grantee prior to the date hereof and (ii) the security agreements and financing statements created in favor of Grantee.

     (t) The Property forms no part of any property owned, used or claimed by Grantor as a residence or business homestead and is not exempt from forced sale under the laws of the State of Maryland. Grantor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.

     (u) Grantor has delivered a true, correct and complete schedule (the “Rent Roll”) of all Leases affecting the Property as of the date hereof, which accurately and completely sets forth in all material respects for each Lease, the following: the name of the Tenant, the Lease expiration date, extension and renewal provisions, the base rent payable, the security deposit held thereunder and any other material provisions of such Lease.

     (v) Each Lease constitutes the legal, valid and binding obligation of Grantor and, to the best of Grantor’s knowledge and belief, is enforceable against the

8	WEDGEWOOD DEED OF TRUST

Tenant thereunder. No default exists, or with the passing of time or the giving of notice or both would exist, under any Lease that would, in the aggregate, have a material adverse effect on Grantor or the Property.

     (w) No Tenant under any Lease has, as of the date hereof, paid rent more than thirty (30) days in advance, and the rents under such Leases have not been waived, released, or otherwise discharged or compromised.

     (x) All work to be performed by Grantor under all Leases in effect on the date hereof has been or will be substantially performed, all contributions to be made by Grantor to the Tenants thereunder have been made or will be made and all other conditions precedent to each such Tenant’s obligations thereunder have been satisfied.

     (y) Each Tenant under a Lease has entered into occupancy of the premises demised under such Lease.

     (z) Grantor has delivered to Grantee true, correct and complete copies of all Leases described in the Rent Roll.

     (aa) To the best of Grantor’s knowledge and belief, each Tenant is free from bankruptcy, reorganization or arrangement proceedings or a general assignment for the benefit of creditors.

     (bb) No Lease provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Deed of Trust.

     (cc) Grantor is not a “foreign person” within the meaning of §1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

     (dd) The Property has a minimum tenant occupancy of 85% or has a master lease in form and substance, which Grantee has accepted.

     (ee) The Debt Service Coverage Ratio (as defined in §4.37 below) is at least l.00X (with respect to both the Property on an individual basis and also on an aggregate basis with the Consolidated Property (hereinafter defined)).

     (ff) The Loan-to-Value Ratio (as defined in §4.37 below), based on an MAI appraisal, is no greater than 80% (with respect to both the Property on an individual basis and also on an aggregate basis with the Consolidated Property (hereinafter defined)).

     1.2 Defense of Title. If, while this Deed of Trust is in force, the title to the Property or the interest of Grantee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached, directly or indirectly, or

9	WEDGEWOOD DEED OF TRUST

endangered, clouded or adversely affected, directly or indirectly, in any manner, Grantor, at Grantor’s expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel approved by Grantee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest. Notwithstanding the foregoing, in the event that Grantee determines that Grantor is not adequately performing its obligations under this Section, or in good faith determines that a conflict of interest or potential conflict of interest exists therein, Grantee may, without limiting or waiving any other rights or remedies of Grantee hereunder, take such steps, with respect thereto as Grantee shall deem necessary or proper and any and all reasonable costs and expenses paid by Grantee in connection therewith, together with interest thereon at the Default Interest Rate (as defined in the Note) from the date incurred by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

     1.3 Performance of Obligations. Grantor shall pay when due the principal of and the interest on the indebtedness evidenced by the Note. Grantor shall also pay all charges, fees and other sums required to be paid by Grantor as provided in the Loan Documents, and shall observe, perform and discharge all obligations, covenants and agreements to be observed, performed or discharged by Grantor set forth in the Loan Documents in accordance with their terms. Further, Grantor shall promptly and strictly perform and comply with all covenants, conditions, obligations and prohibitions required of Grantor in connection with any other document or instrument affecting title to the Property, or any part thereof, regardless of whether such document or instrument is superior or subordinate to this Deed of Trust.

     1.4 Insurance. Grantor shall, at Grantor’s expense, maintain in force and effect on the Property at all times while this Deed of Trust continues in effect the following insurance:

     (a) Insurance against loss or damage to the Property by fire, windstorm, tornado and hail and against loss and damage by such other, further and additional risks as may be now or hereafter embraced by an “all-risk” or “special form” type of insurance policy. The amount of such insurance shall be not less than one hundred percent (100%) of the full replacement cost (insurable value) of the Improvements (as established by an MAI appraisal), without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Grantee’s election, by reference to such indices, appraisals or information as Grantee determines in its reasonable discretion in order to reflect increased value due to inflation. Absent such annual adjustment, each policy shall contain inflation guard coverage insuring that the policy limit will be increased over time to reflect the effect of inflation. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for

10	WEDGEWOOD DEED OF TRUST

depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor. Grantor shall also maintain insurance against loss or damage to furniture, furnishing, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Grantor from time to time to the extent applicable. Each policy shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Grantee’s approval. The maximum deductible shall be the lesser of (i) $25,000 or (ii) five (5%) percent of annual Net Operating Income from the Property.

     (b) Commercial General Liability Insurance against claims for personal injury, bodily injury, death and property damage occurring on, in or about the Land or the Improvements in amounts not less than $2,000,000.00 per occurrence and $5,000,000.00 in the aggregate plus umbrella coverage in an amount not less than $5,000,000. Grantee hereby retains the right periodically to review the amount of said liability insurance being maintained by Grantor and to require an increase in the amount of said liability insurance should Grantee deem an increase to be reasonably prudent under then existing circumstances.

     (c) Boiler and machinery insurance is required if steam boilers or other pressure-fired vessels are in operation at the Property. Minimum liability coverage per accident must equal the greater of the replacement cost (insurable value) of the Improvements housing such boiler or pressure-fired machinery or $2,000,000.00. If one or more large HVAC units is in operation at the Property, “Systems Breakdowns” coverage shall be required, as determined by Grantee. Minimum liability coverage per accident must equal the value of such unit(s).

     (d) If the Improvements or any part thereof is situated in an area designated by the Federal Emergency Management Agency (“FEMA”) as a special flood hazard area (Zone A or Zone V), flood insurance in an amount equal to the lesser of: (a) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis (or the unpaid balance of the indebtedness secured hereby if replacement cost coverage is not available for the type of building insured); or (b) the maximum insurance available under the appropriate National Flood Insurance Administration program. The maximum deductible shall be $3,000.00 per building or a higher minimum amount as required by FEMA or applicable law.

     (e) During the period of any construction, renovation or alteration of the Improvements which exceeds the lesser of 10% of the principal amount of the Note or $500,000, at Grantee’s request, a completed value, “All Risk” Builder’s Risk form or “Course of Construction” insurance policy in nonreporting form, in an amount approved by Grantee, may be required. During the period of any construction of any addition to the Improvements, a completed value, “All Risk” Builder’s Risk

11	WEDGEWOOD DEED OF TRUST

form or “Course of Construction” insurance policy in non-reporting form, in an amount approved by Grantee, shall be required.

     (f) When required by applicable law, ordinance or other regulation, Worker’s Compensation and Employer’s Liability Insurance covering all persons subject to the worker’s compensation laws of the state in which the Property is located.

     (g) Business income (loss of rents) insurance in amounts sufficient to compensate Grantor for all Rents and Profits or income during a period of not less than eighteen (18) months. The amount of coverage shall be adjusted annually to reflect the Rents and Profits or income payable during the succeeding eighteen (18) month period.

     (h) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Grantee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated including, without limitation, Sinkhole, Mine Subsidence, Earthquake and Environmental insurance, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

     All such insurance shall (i) be with insurers fully licensed and authorized to do business in the state within which the Property is located and who have and maintain a rating of at least AA from Standard & Poor’s, or equivalent, (ii) contain the complete address of the Premises (or a complete legal description), (iii) be for terms of at least one year, with premium prepaid, and (iv) be subject to the approval of Grantee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates, and (v) include a standard, non-contributory, Grantee clause naming EXACTLY:

     Credit Suisse First Boston Mortgage, LLC
     its Successors and Assigns
     11 Madison Avenue
     New York, New York 10010

(x) as an additional insured under all liability insurance policies, (y) as the first Grantee on all property insurance policies and (z) as the loss payee on all loss of rents or loss of business income insurance policies.

     Grantor shall, as of the date hereof, deliver to Grantee evidence that said insurance policies have been prepaid as required above and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent of the applicable insurance companies evidencing such insurance satisfactory to Grantee. Grantor shall renew all such insurance and deliver to Grantee certificates and policies evidencing such renewals at least thirty (30) days before any such

12	WEDGEWOOD DEED OF TRUST

insurance shall expire. Grantor further agrees that each such insurance policy: (i) shall provide for at least thirty (30) days’ prior written notice to Grantee prior to any policy reduction or cancellation for any reason other than non-payment of premium and at least ten (10) days’ prior written notice to Grantee prior to any cancellation due to non-payment of premium; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Grantee in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of subrogation against Grantee; (iv) in the event that the Land or the Improvements constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances, shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages; and (v) may be in the form of a blanket policy, provided that, in the event that any such coverage is provided in the form of a blanket policy, Grantor hereby acknowledges and agrees that failure to pay any portion of the premium therefor which is not allocable to the Property or by any other action not relating to the Property would permit the issuer thereof to cancel the coverage thereof, Grantee may require the Property to be insured by a separate, single-property policy. The blanket policy must properly identify and fully protect the Property as if a separate policy were issued for 100% of Replacement Cost at the time of loss and otherwise meet all of Grantee’s applicable insurance requirements set forth in this Section 1.4. The delivery to Grantee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies relating to the Property by Grantor to Grantee as further security for the indebtedness secured hereby. In the event of foreclosure of this Deed of Trust, or other transfer of title to the Property in extinguishment in whole or in part of the indebtedness secured hereby, all right, title and interest of Grantor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Grantee or other transferee in the event of such other transfer of title. Approval of any insurance by Grantee shall not be a representation of the solvency of any insurer or the sufficiency of any amount of insurance. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Grantee the policies of insurance required by this Deed of Trust or evidence of their renewal as required herein, Grantee may, but shall not be obligated to, procure such insurance and Grantor shall pay all amounts advanced by Grantee therefor, together with interest thereon at the Default Interest Rate from and after the date advanced by Grantee until actually repaid by Grantor, promptly upon demand by Grantee. Any amounts so advanced by Grantee, together with interest thereon, shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness secured hereby. Grantee shall not be responsible for nor incur any liability for the insolvency of the insurer or other failure of the insurer to perform, even though Grantee has caused the insurance to be placed with the insurer after failure of Grantor to furnish such insurance. Grantor shall not obtain

13	WEDGEWOOD DEED OF TRUST

insurance for the Property in addition to that required by Grantee without the prior written consent of Grantee, which consent will not be unreasonably withheld, provided that (A) Grantee is a named insured on such insurance, (B) Grantee receives complete copies of all policies evidencing such insurance, and (C) such insurance complies with all of the applicable requirements set forth herein.

     1.5 Payment of Taxes. Grantor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Deed of Trust, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Grantor shall furnish Grantee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing, Grantor may in good faith, by appropriate proceedings and upon notice to Grantee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Grantee determines, in its subjective opinion, that such contest suspends the obligation to pay the tax and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Grantee therein, and, (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Grantor deposits in the Impound Account (as hereinafter defined) an amount determined by Grantee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Grantor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided, however, that as and when each such contest shall be concluded, the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

     1.6 Tax and Insurance Impound Account. Grantor shall establish and maintain at all times while this Deed of Trust continues in effect an impound account (the “Impound Account”) with Grantee for payment of real estate taxes and assessments and insurance on the Property and as additional security for the indebtedness secured hereby. Simultaneously with the execution hereof, Grantor shall deposit in the Impound Account an amount determined by Grantee to be necessary to ensure that there will be on deposit with Grantee an amount which, when added to the monthly payments subsequently required to be deposited with Grantee hereunder on account of real estate taxes, assessments and insurance premiums, will result in there being on deposit with Grantee in the Impound Account an amount sufficient to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the due date thereof and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. Commencing on the first monthly payment date under the Note and

14	WEDGEWOOD DEED OF TRUST

continuing thereafter on each monthly payment date under the Note, Grantor shall pay to Grantee, concurrently with and in addition to the monthly payment due under the Note and until the Note and all other indebtedness secured hereby is fully paid and performed, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual real estate taxes and assessments that will next become due and payable on the Property, plus one-twelfth (1/12) of the amount of the annual premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder, each as estimated and determined by Grantee. So long as no Event of Default (as hereinafter defined), or event which with the passage of time, the giving of notice, or both, would constitute an Event of Default (a “Default”) hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Impound Account shall be held by Grantee in the Impound Account to pay said taxes, assessments and insurance premiums in one installment before the same become delinquent. Grantor shall be responsible for ensuring the receipt by Grantee, the earlier of thirty (30) days prior to the respective due date for payment thereof, or two (2) business days from receipt by sender, of all bills, invoices and statements for all taxes, assessments and insurance premiums to be paid from the Impound Account, and, so long as no Default or Event of Default hereunder or under any other Loan Document has occurred and is continuing, Grantee shall pay the governmental authority or other party entitled thereto directly, to the extent funds are available for such purpose in the Impound Account. In making any payment from the Impound Account, Grantee shall be entitled to rely on any bill, statement or estimate procured from any public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. The Impound Account shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. No interest on the funds contained in the Impound Account shall be paid by Grantee to Grantor. The Impound Account is solely for the protection of Grantee and entails no responsibility on Grantee’s part beyond the payment of taxes, assessments and insurance premiums following receipt of bills, invoices or statements therefor in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. Upon assignment of this Deed of Trust by Grantee, any funds in the Impound Account shall be turned over to the assignee and any responsibility of Grantee, as assignor, with respect thereto shall terminate. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Grantee for the purposes of the Impound Account, such excess may be credited by Grantee on subsequent payments to be made hereunder or, at the option of Grantee, refunded to Grantor. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Grantor shall, within ten (10) days after receipt of written notice thereof, deposit with Grantee the full amount of any such deficiency. If the Grantor shall fail to deposit with Grantee the full amount of such deficiency as provided above, Grantee shall have the option, but not the obligation, to make such deposit and all amounts so deposited by Grantee, together with interest thereon at the Default Interest Rate from the date deposited by

15	WEDGEWOOD DEED OF TRUST

Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. If there is an Event of Default under this Deed of Trust, Grantee may, but shall not be obligated to, apply at any time the balance then remaining in the Impound Account against the indebtedness secured hereby in whatever order Grantee shall subjectively determine. No such application of the Impound Account shall be deemed to cure any Default or Event of Default hereunder. Upon full payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Grantee may elect, the balance of the Impound Account then in Grantee’s possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

     1.7 [Intentionally omitted].

     1.8 Replacement Reserve and Leasing Escrow Fund.

     (a) At Lender’s option, as additional security for the indebtedness secured hereby, Grantor shall establish and maintain at all times while this Deed of Trust continues in effect a repair reserve (the “Replacement Reserve”) with Grantee for payment of certain non-recurring types of costs and expenses incurred by Grantor for interior and exterior work to the Property, including without limitation, performance of work to the roofs, chimneys, gutters, downspouts, paving, curbs, driveways, ramps, balconies, porches, patios, exterior walls, exterior doors and doorways, windows, elevators and mechanical and HVAC equipment (collectively, the “Repairs”) provided such costs and expenses are incurred for repairs (i) not incurred for ordinary wear and tear at the Property and (ii) categorized under generally accepted accounting principles as a capital expense and not as an operating expense. Commencing on the first Payment Date under the Note and continuing thereafter on each monthly Payment Date under the Note until such time as the Property is transferred pursuant to any Sale pursuant to Section 4.41(d) hereof, this requirement shall be satisfied by the performance of the Grantor and the other Consolidated Borrowers under Section 1.8(a) of the Consolidated Deed of Trust. After any such Sale of the Property, Grantor shall be required to establish a separate Replacement Reserve for the Property by depositing the amount of $2,071 per month with Grantee, concurrently with and in addition to the monthly Payment Date due under the Wedgewood Note until the Wedgewood Note and all other indebtedness secured hereby is fully paid and performed. Grantee retains the right to reassess the Replacement Reserve amount at any time. So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, all sums in the Replacement Reserve shall be held by Grantee in the Replacement Reserve to pay the costs and expenses of Repairs. So long as no Default or Event of Default hereunder or under the other Loan Documents has occurred and is continuing, Grantee shall, to the extent funds are available for such purpose in the Replacement Reserve, disburse to Grantor the amount paid or incurred by Grantor in performing such Repairs within ten (10) days following: (a) the receipt by Grantee of a written request

16	WEDGEWOOD DEED OF TRUST

from Grantor for disbursement from the Replacement Reserve and a certification by Grantor in the form attached hereto as Exhibit B that the applicable item of Repair has been completed, (b) the delivery to Grantee of invoices, receipts or other evidence satisfactory to Grantee verifying the cost of performing the Repairs; (c) for disbursement requests in excess of $25,000.00, the delivery to Grantee of affidavits, lien waivers or other evidence reasonably satisfactory to Grantee showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and have furnished material or labor to the Property have been paid all amounts due for labor and materials furnished to the Property; (d) for disbursement requests in excess of $25,000.00, delivery to Grantee of a certification from an inspecting architect or other third party acceptable to Grantee describing the completed Repairs and verifying the completion of the Repairs and the value of the completed Repairs; (e) for disbursement requests in excess of $25,000,00, delivery to Grantee of a new certificate of occupancy for the portion of the Improvements covered by such Repairs, if said new certificate of occupancy is required by law, or a certification by Grantor that no new certificate of occupancy is required; and (f) the receipt by Grantee of an administrative fee in the amount of $150.00. Grantee shall not be required to make advances from the Replacement Reserve more frequently than once in any sixty (60) day period. In making any payment from the Replacement Reserve, Grantee shall be entitled to rely on such request from Grantor without any inquiry into the accuracy, validity or contestability of any such amount. Grantee may, at Grantor’s expense, make or cause to be made during the term of this Deed of Trust an annual inspection at the Property to determine the need, as determined by Grantee in its reasonable judgment, for further Repairs of the Property. In the event that such inspection reveals that further Repairs of the Property are required, Grantee shall provide Grantor with a written description of the required Repairs and Grantor shall complete such Repairs to the reasonable satisfaction of Grantee within ninety (90) days after the receipt of such description from Grantee, or such later date as may be approved by Grantee in its sole discretion. The Replacement Reserve shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. Interest on the funds contained in the Replacement Reserve shall be credited to Grantor as provided in Section 4.31 hereof. The Replacement Reserve is solely for the protection of Grantee and entails no responsibility on Grantee’s part beyond the payment of the costs and expenses described in this Section in accordance with the terms hereof and beyond the allowing of due credit for the sums actually received. In the event that the amounts on deposit or available in the Replacement Reserve are inadequate to pay the cost of the Repairs, Grantor shall pay the amount of such deficiency. Upon assignment of this Deed of Trust by Grantee, any funds in the Replacement Reserve shall be turned over to the assignee and any responsibility of Grantee, as assignor, with respect thereto shall terminate. If there is an Event of Default under this Deed of Trust, Grantee may, but shall not be obligated to, apply at any time the balance then remaining in the Replacement Reserve against the indebtedness secured hereby in whatever order Grantee shall subjectively determine. No such application of the Replacement Reserve shall be deemed to cure any Default or Event of Default hereunder. Upon full

17	WEDGEWOOD DEED OF TRUST

payment of the indebtedness secured hereby in accordance with its terms or at such earlier time as Grantee may elect, the balance of the Replacement Reserve including all interest thereon then in Grantee’s possession shall be paid over to Grantor and no other party shall have any right or claim thereto.

     (b) Grantor shall establish a separate reserve for tenant improvement and leasing commission obligations in connection with the Property and the Consolidated Property incurred following the date hereof (the “Leasing Escrow Fund”). Until such time as there is any Sale of the Property pursuant to the provisions of Section 4.41 hereof, this requirement shall be satisfied by Grantor’s and Consolidated Borrowers’ satisfaction of the provisions of Section 1.8(b) of the Consolidated Deed of Trust. Thereafter, this requirement shall be satisfied with respect to the Property by Grantor’s depositing with the Grantee, (i) on the eleventh day of each month, one-twelfth of $                    , and (ii) as and when received, all funds received by Grantor from tenants in connection with the cancellation of any Leases, including, but not limited to, any cancellation fees, penalties, tenant improvements, leasing commissions or other charges. Grantor hereby pledges to Grantee any and all monies now or hereafter deposited in the Leasing Escrow Fund as additional security for the payment of the Loan. Grantee may reassess its estimate of the monthly amount necessary to be deposited into the Leasing Escrow Fund and, upon notice to Grantor, Grantor shall be required to deposit into the Leasing Escrow Fund each month such reassessed amount. Grantee shall make disbursements from the Leasing Escrow Fund for expenses reasonably incurred by Grantor for new Leases entered into by Grantor in accordance with the provisions of Section 1.12 below. All such expenses shall be approved by Grantee in its sole discretion. Grantee shall make disbursements as requested by Grantor on a quarterly basis in increments of no less than $5,000.00 upon delivery by Grantor of Grantee’s standard form of draw request accompanied by copies of paid invoices for the amounts requested for tenant improvements and leasing commissions, the newly executed Lease, extension, renewal, or modification, with terms commensurate with the expired Lease, and, if required by Grantee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Grantee may require an inspection of the Trust Property at Grantor’s expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. The Leasing Escrow Fund shall be held in an interest bearing account in Grantee’s name at a financial institution selected by Grantee in its sole discretion. All earnings or interest on the Leasing Escrow Fund shall be and become part of such Leasing Escrow Fund and shall be disbursed as provided in this Section 1.8 (b). Until expended or applied as above provided, the Leasing Escrow Fund shall constitute additional security for the Loan. The Leasing Escrow Fund shall not constitute a trust fund.

     1.9 Casualty and Condemnation. Grantor shall give Grantee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any

18	WEDGEWOOD DEED OF TRUST

portion thereof. All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Grantee. Grantee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Grantee is hereby authorized, in its own name or in Grantor’s name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Grantor shall from time to time deliver to Grantee any instruments required to permit such participation; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, Grantee shall not have the right to participate in the adjustment of any loss which is not in excess of the lesser of (i) ten percent (10%) of the then outstanding principal balance of the Note and (ii) $250,000.00. Grantee shall apply any sums received by it under this Section, first, to the payment of all of its costs and expenses (including, but not limited to, legal fees and disbursements) incurred in obtaining those sums, and, then, as follows:

     (a) In the event that less than fifty percent (50%) of the Improvements have been taken or destroyed, then if:

                    (1) no Default or Event of Default is then continuing hereunder or under any of the other Loan Documents, and

                    (2) the Property can, in Grantee’s judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within the earlier to occur of (i) six (6) months after the receipt of insurance proceeds or condemnation awards by either Grantor of Grantee and (ii) sixty (60) days prior to the stated maturity date of the Note, and

                    (3) all necessary governmental approvals can be obtained to allow the restoration and repair of the Property as described in Section 1.9(a)(2) above, and the reoccupancy thereof pursuant to existing Leases, and

                    (4) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Grantor, the full amount of which shall, at Grantee’s option, have been deposited with Grantee) for such restoration or repair (including, without limitation, for any costs and expenses of Grantee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Note during such restoration or repair, and

                    (5) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is

19	WEDGEWOOD DEED OF TRUST

reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full with the same coverage ratio considered by Grantee in its determination to make the loan secured hereby including an assessment of the impact of the termination of any Leases due to such casualty or condemnation, and

                    (6) in the event that the insurance proceeds or condemnation awards received as a result of such casualty or partial taking exceed the lesser of (i) five percent (5%) of the then outstanding principal balance of the Note and (ii) $150,000, Grantor shall have delivered to Grantee, at Grantor’s sole cost and expense, an appraisal report in form and substance satisfactory to Grantee appraising the value of the Property as proposed to be restored or repaired to be not less than the appraised value of the Property considered by Grantee in its determination to make the loan secured hereby, and

                    (7) Grantor so elects by written notice delivered to Grantee within five (5) days after settlement of the aforesaid insurance or condemnation claim,

then, Grantee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required for such restoration or repair, and any funds deposited by Grantor therefor, to Grantor in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to, the prior approval by Grantee of plans and specifications, contractors and form of construction contracts and the furnishing to Grantee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors, in form and substance satisfactory to Grantee in its discretion, with any remainder being applied by Grantee for payment of the indebtedness secured hereby in whatever order Grantee directs in its absolute discretion.

     (b) In all other cases, namely, in the event that fifty percent (50%) or more of the Improvements have been taken or destroyed or Grantor does not elect to restore or repair the Property pursuant to clause (a), above, or otherwise fails to meet the requirements of clause (a), above, then, in any of such events, Grantee shall elect, in Grantee’s absolute discretion and without regard to the adequacy of Grantee’s security, to do either of the following: (1) accelerate the maturity date of the Note and declare any and all indebtedness secured hereby to be immediately due and payable and apply the remainder of such sums received pursuant to this Section to the payment of the indebtedness secured hereby in whatever order Grantee directs, in its absolute discretion, without any prepayment premium or fee with any remainder being paid to Grantor, or, (2) notwithstanding that Grantor may have elected not to restore or repair the Property pursuant to the provisions of Section 1.9(a)(7), above, require Grantor to restore or repair the Property in the manner and upon such terms and conditions as would be required by a prudent construction lender, including, but not limited to the deposit by Grantor with Grantee, within thirty (30) days after demand therefor, of any

20	WEDGEWOOD DEED OF TRUST

deficiency necessary in order to assure the availability of sufficient funds to pay for such restoration or repair, including Grantee’s costs and expenses to be incurred in connection therewith, the prior approval by Grantee of plans and specifications, contractors and form of construction contracts and the furnishing to Grantee of permits, bonds, lien waivers, invoices, receipt and affidavits from contractors and subcontractors, in form and substance satisfactory to Grantee in its discretion, and apply the remainder of such sums toward such restoration and repair, with any balance thereafter remaining being applied by Grantee for payment of the indebtedness secured hereby in whatever order Grantee directs in its absolute discretion.

Any reduction in the indebtedness secured hereby resulting from Grantee’s application of any sums received by it hereunder shall take effect only when Grantee actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Grantor shall not be excused in the payment thereof. Partial payments received by Grantee, as described in the preceding sentence, shall be applied, first, to the final payment due under the Note and, thereafter, to installments due under the Note in the inverse order of their due date without any prepayment premium or fee. If Grantor elects or Grantee directs Grantor to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Grantor shall promptly and diligently, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Grantor shall pay to Grantee all costs and expenses of Grantee incurred in administering said rebuilding, restoration or repair, provided the Grantee makes such proceeds or award available for such purpose. Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Grantee to confirm the foregoing assignment to Grantee of any award, damage, insurance proceeds, payment or other compensation. Grantee is hereby irrevocably constituted and appointed the attorney-in-fact of Grantor (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof), with full power of substitution, subject to the terms of this section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittances therefor.

     1.10 Mechanics’ Liens. Grantor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Land or Improvements; provided, however, that Grantor shall have the right to contest in good faith any such claim or demand, so long as it

21	WEDGEWOOD DEED OF TRUST

does so diligently, by appropriate proceedings and without prejudice to Grantee and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Grantor shall contest any such claim or demand, Grantor shall promptly notify Grantee of such contest and thereafter shall, upon Grantee’s request, promptly provide a bond, cash deposit or other security satisfactory to Grantee to protect Grantee’s interest and security should the contest be unsuccessful. If Grantor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Grantee may do so and any and all expenses incurred by Grantee, together with interest thereon at the Default Interest Rate from the date paid by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

     1.11 Rents and Profits. As additional and collateral security for the payment of the indebtedness secured hereby and cumulative of any and all rights and remedies herein provided for, Grantor hereby absolutely and presently assigns to Grantee all existing and future Rents and Profits. Grantor hereby grants to Grantee the sole, exclusive and immediate right, without taking possession of the Property, to demand, collect (by suit or otherwise), receive and give valid and sufficient receipts for any and all of said Rents and Profits, for which purpose Grantor does hereby irrevocably make, constitute and appoint Grantee its attorney-in-fact with full power to appoint substitutes or a trustee to accomplish such purpose (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed to be coupled with an interest, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof). Grantee shall be without liability for any loss that may arise from a failure or inability to collect Rents and Profits, proceeds or other payments. However, until the occurrence of an Event of Default under this Deed of Trust, Grantor shall have a license to collect and receive the Rents and Profits when due and prepayments thereof for not more than one month prior to due date thereof. Upon the occurrence of an Event of Default hereunder, Grantor’s license shall automatically terminate without notice to Grantor and Grantee may thereafter, without taking possession of the Property, collect the Rents and Profits itself or by an agent or receiver. From and after the termination of such license, Grantor shall be the agent of Grantee in collection of the Rents and Profits and all of the Rents and Profits so collected by Grantor shall be held in trust by Grantor for the sole and exclusive benefit of Grantee and Grantor shall, within one (1) business day after receipt of any Rents and Profits, pay the same to Grantee to be applied by Grantee as hereinafter set forth. Neither the demand for nor collection of Rents and Profits by Grantee shall constitute any assumption by Grantee of any obligations under any agreement relating thereto. Grantee is obligated to account only for such Rents and Profits as are actually collected or received by Grantee. Grantor irrevocably agrees and consents that the respective payers of the Rents and Profits shall, upon demand and notice from Grantee of an Event of Default hereunder, pay said Rents and Profits to Grantee without

22	WEDGEWOOD DEED OF TRUST

liability to determine the actual existence of any Event of Default claimed by Grantee.

Grantor hereby waives any right, claim or demand which Grantor may now or hereafter have against any such payor by reason of such payment of Rents and Profits to Grantee, and any such payment shall discharge such payor’s obligation to make such payment to Grantor. All Rents and Profits collected or received by Grantee shall be applied against all expenses of collection, including, without limitation, reasonable attorneys’ fees, against costs of operation and management of the Property and against the indebtedness secured hereby, in whatever order or priority as to any of the items so mentioned as Grantee directs in its sole subjective discretion and without regard to the adequacy of its security. Neither the exercise by Grantee of any rights under this Section nor the application of any Rents and Profits to the secured indebtedness shall cure or be deemed a waiver of any Event of Default hereunder. The assignment of Rents and Profits hereinabove granted shall continue in full force and effect during any period of foreclosure or redemption with respect to the Property. Grantor has executed an Assignment of Leases and Rents dated of even date herewith (the “Assignment”) in favor of Grantee covering all of the right, title and interest of Grantor, as landlord, lessor or licensor, in and to any leases, licenses and occupancy agreements relating to all or portions of the Property. All rights and remedies granted to Grantee under the Assignment shall be in addition to and cumulative of all rights and remedies granted to Grantee hereunder.

     1.12 Leases and Licenses.

     (a) Grantor covenants and agrees that it shall not enter into any Lease affecting five (5%) percent or more of the gross rentable square feet of any Premises or having a term of more than ten (10) years without the prior written approval of Grantee, which approval shall not be unreasonably withheld. The request for approval of each such proposed new Lease shall be made to Grantee in writing and Grantor shall furnish to Grantee (and any loan servicer specified from time to time by Grantee): (i) such biographical and financial information about the proposed Tenant as Grantee may require in conjunction with its review, (ii) a copy of the proposed form of Lease, and (iii) a summary of the material terms of such proposed Lease (including, without limitation, rental terms and the term of the proposed Lease and any options). It is acknowledged that Grantee intends to include among its criteria for approval of any such proposed Lease the following: (i) such Lease shall be with a bona-fide arm’s-length tenant; (ii) such Lease shall not contain any rental or other concessions which are not then customary and reasonable for similar properties and leases in the market area of the Land; (iii) such Lease shall provide that the Tenant pays for its expenses; (iv) the rental shall be at least at the market rate then prevailing for similar properties and Leases in the market areas of the Land; and (v) such lease shall contain subordination and attornment provisions in form and content reasonably acceptable to Grantee.

     (b) Prior to execution of any Leases of space in the Improvements after the date hereof, Grantor shall submit to Grantee, for Grantee’s prior approval,

23	WEDGEWOOD DEED OF TRUST

which approval shall not be unreasonably withheld, a copy of the form Lease or Leases Grantor plans to use in leasing space in the Improvements. All Leases of space in the Improvements shall be on terms consistent with the terms for similar leases in the market area of the Land, shall provide for free rent only if the same is consistent with prevailing market conditions and shall provide for market rents then prevailing in the market area of the Land. Such Leases shall also provide for security deposits in reasonable amounts. Grantor shall also submit to Grantee for Grantee’s approval, which approval shall not be unreasonably withheld, prior to the execution thereof, any proposed Lease of the Improvements or any portion thereof that differs materially and adversely from the aforementioned form Lease. Grantor shall not execute any Lease for all or a substantial portion of the Property, except for an actual occupancy by the Tenant thereunder, and shall at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all Leases with respect to the Property, now or hereafter existing, on the part of the landlord, lessor or licensor thereunder to be kept and performed. Grantor shall furnish to Grantee, within ten (10) days after a request by Grantee to do so, but in any event by January 1 of each year, a current Rent Roll certified by Grantor as being true and correct containing the names of all Tenants with respect to the Property, the terms of their respective Leases, the spaces occupied and the rentals or fees payable thereunder and the amount of each tenant’s security deposit. Upon the request of Grantee, Grantor shall deliver to Grantee a copy of each such Lease. Grantor shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any such Lease or allow the Tenant thereunder to withhold payment or rent and, except as otherwise expressly permitted by the terms of Section 1.12 hereof, shall not further assign any such Lease or any such rents. Grantor, at no cost or expense to Grantee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such Leases. Grantor shall not, without the prior written consent of Grantee, modify any of the Leases, terminate or accept the surrender of any Leases, waive or release any other party from the performance or observance of any obligation or condition under such Leases except in the normal course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located. Grantor shall not permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the due date thereof.

     (c) Each Lease executed after the date hereof affecting any of the Land or the Improvements must provide, in a manner approved by Grantee, that the Tenant will recognize as its landlord, lessor or licensor, as applicable, and attorn to any person succeeding to the interest of Grantor upon any foreclosure of this Deed of Trust or deed in lieu of foreclosure. Each such Lease shall also provide that, upon request of said successor-in-interest, the Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for in this Section; provided, however, that neither Grantee nor any successor-in-interest shall be bound by any payment of rental for more than one (1) month in advance, or any amendment

24	WEDGEWOOD DEED OF TRUST

or modification of said Lease made without the express written consent of Grantee or said successor-in-interest.

     (d) Upon the occurrence of an Event of Default under this Deed of Trust, whether before or after the whole principal sum secured hereby is declared to be immediately due or whether before or after the institution of legal proceedings to foreclose this Deed of Trust, forthwith, upon demand of Grantee, Grantor shall surrender to Grantee and Grantee shall be entitled to take actual possession of the Property or any part thereof personally, or by its agent or attorneys. In such event, Grantee shall have, and Grantor hereby gives and grants to Grantee, the right, power and authority to make and enter into Leases with respect to the Property or portions thereof for such rents and for such periods of occupancy and upon conditions and provisions as Grantee may deem desirable in its sole discretion, and Grantor expressly acknowledges and agrees that the term of any such Lease may extend beyond the date of any foreclosure sale at the Property; it being the intention of Grantor that in such event Grantee shall be deemed to be and shall be the attorney-in-fact of Grantor for the purpose of making and entering into Leases of parts or portions of the Property for the rents and upon the terms, conditions and provisions deemed desirable to Grantee in its sole discretion and with like effect as if such Leases had been made by Grantor as the owner in fee simple of the Property free and clear of any conditions or limitations established by this Deed of Trust. The power and authority hereby given and granted by Grantor to Grantee shall be deemed to be coupled with an interest, shall not be revocable by Grantor so long as any indebtedness secured hereby is outstanding, shall survive the voluntary or involuntary dissolution of Grantor and shall not be affected by any disability or incapacity suffered by Grantor subsequent to the date hereof. In connection with any action taken by Grantee pursuant to this Section, Grantee shall not be liable for any loss sustained by Grantor resulting from any failure to let the Property, or any part thereof, or from any other act or omission of Grantee in managing the Property, nor shall Grantee be obligated to perform or discharge any obligation, duty or liability under any Lease covering the Property or any part thereof or under or by reason of this instrument or the exercise of rights or remedies hereunder. Grantor shall, and does hereby, indemnify Grantee for, and hold Grantee harmless from, any and all claims, actions, demands, liabilities, loss or damage which may or might be incurred by Grantee under any such Lease or under this Deed of Trust or by the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against Grantee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any such Lease other than those finally determined to have resulted solely from the gross negligence or willful misconduct of Grantee. Should Grantee incur any such liability, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys’ fees, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately due and payable to Grantee by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Nothing in this

25	WEDGEWOOD DEED OF TRUST

Section shall impose on Grantee any duty, obligation or responsibility for the control, care, management or repair of the Property, or for the carrying out of any of the terms and conditions of any such Lease nor shall it operate to make Grantee responsible or liable for any waste committed on the Property by the Tenants or by any other parties or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property. Grantor hereby assents to, ratifies and confirms any and all actions of Grantee with respect to the Property taken under this Section.

     1.13 Alienation and Further Encumbrances.

     (a) Grantor acknowledges that Grantee has relied upon the principals of Grantor and their experience in owning and operating the Property and properties similar to the Property in connection with the closing of the Wedgewood Loan evidenced by the Wedgewood Note and the Consolidated Loan evidenced by the Consolidated Note. Accordingly, except as specifically allowed hereinbelow in this Section or in Section 4.14 (d) and notwithstanding anything to the contrary contained in Section 4.6 hereof, in the event that the Property or any part thereof or interest therein shall be sold, conveyed, disposed of, alienated, hypothecated, leased (except to Tenants of space in the Improvements in accordance with the provisions of Section 1.12 hereof), assigned, pledged, mortgaged, further encumbered or otherwise transferred or Grantor shall be divested of its title to the Properly or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Grantee being first obtained, which consent may be withheld in Grantee’s sole discretion, then, the same shall constitute an Event of Default hereunder and Grantee shall have the right, at its option, to declare any or all of the indebtedness secured hereby, irrespective of the maturity date specified in the Note, immediately due and payable and to otherwise exercise any of its other rights and remedies contained in Article III hereof. If such acceleration is during any period when a prepayment fee is payable pursuant to the provisions set forth in the Note, then, in addition to all of the foregoing, such prepayment fee shall also then be immediately due and payable to the same end as though Grantor were prepaying the entire indebtedness secured hereby on the date of such acceleration. For the purposes of this Section: (i) in the event either Grantor or any of its general partners or members is a corporation or trust, the sale, conveyance, transfer or disposition of more than 10% of the issued and outstanding capital stock of Grantor or any of its general partners or of the beneficial interest of such trust (or the issuance of new shares of capital stock in Grantor or any of its general partners or members so that immediately after such issuance the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance) shall be deemed to be a transfer of an interest in the Property, and (ii) in the event Grantor or any general partner or member of Grantor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any member, either voluntarily, involuntarily or otherwise, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering

26	WEDGEWOOD DEED OF TRUST

of all or any portion of the interest of any such general partner, joint venturer or member in Grantor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall be deemed to be a transfer of an interest in the Property. Notwithstanding the foregoing (i) any involuntary transfer caused by the death of Grantor or any general partner, shareholder, joint venturer, or beneficial owner of a trust shall not be an Event of Default under this Deed of Trust so long as Grantor is reconstituted, if required, following such death and so long as those persons responsible for the management of the Property remain unchanged as a result of such death or any replacement management is approved by Grantee, (ii) gifts for estate planning purposes of any individual’s interests in Grantor or in any of Grantor’s general partners, managing members or joint venturers to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, shall not be an Event of Default under this Deed of Trust so long as Grantor is reconstituted, if required, following such gift and so long as those persons responsible for the management of the Property and Grantor remain unchanged following such gift or any replacement management is approved by Grantee, and (iii) the sale, conveyance, transfer or disposition of (A) more than 10% of the issued and outstanding capital stock of any individual or trust Grantor or any of its general partners or of the beneficial interest of any such trust (or the issuance of new shares of capital stock in such Grantor or any of its general partners or members so that immediately after such issuance the total capital stock then issued and outstanding is more than 110% of the total immediately prior to such issuance), (B) in the event any Grantor or any general partner or member of Grantor is a limited or general partnership, a joint venture or a limited liability company, a change in the ownership interests in any general partner, any joint venturer or any member, or the sale, conveyance, transfer, disposition, alienation, hypothecation or encumbering of all or any portion of the interest of any such general partner, joint venturer or member in such Grantor or such general partner (whether in the form of a beneficial or partnership interest or in the form of a power of direction, control or management, or otherwise), shall not constitute an Event of Default hereunder if such transfer is being made to comply with the terms of the [Side Agreement] of even date herewith between the Grantee and the holders of certain interests in the Grantor and the other Borrowers (collectively, the “Mezzanine Borrowers”) pursuant to which the mezzanine loan being made to Mezzanine Borrowers may be converted to preferred equity.

     (b) Notwithstanding the foregoing provisions of this Section, Grantee shall consent to a sale, conveyance or transfer of the Property in its entirety (hereinafter, “Sale”) to any person or entity provided that each of the following terms and conditions are satisfied:

                    (1) No Default or Event of Default is then continuing hereunder or under any of the other Loan Documents;

27	WEDGEWOOD DEED OF TRUST

                    (2) Grantor gives Grantee written notice of the terms of such prospective Sale not less than sixty (60) days before the date on which such Sale is scheduled to close and, concurrently therewith, gives Grantee all such information concerning the proposed transferee of the Property (hereinafter, “Buyer”) as Grantee would require in evaluating an initial extension of credit to a borrower and pays to Grantee a non-refundable application fee in the amount of $2,500.00. Grantee shall have the right to approve or disapprove the proposed Buyer. In determining whether to give or withhold its approval of the proposed Buyer, Grantee shall consider the Buyer’s experience and track record in owning and operating facilities similar to the Property, the Buyer’s financial strength, the Buyer’s general business standing and the Buyer’s relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Grantee’s agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Grantee determines to be commercially reasonable in Grantee’s sole discretion and, if given, may be given subject to such conditions as Grantee may deem appropriate;

                    (3) Grantor pays Grantee, concurrently with the closing of such Sale, a non-refundable assumption fee in an amount equal to all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Grantee in connection with the Sale plus an amount equal to one half percent (0.5%) of the then outstanding principal balance of the Note in connection with the first (1st) Sale and one percent (1%) of the outstanding principal balance of the Note for any subsequent Sale;

                    (4) The Buyer assumes and agrees to pay the indebtedness secured hereby subject to the provisions of Section 4.27 hereof and, prior to or concurrently with the closing of such Sale, the Buyer executes, without any cost or expense to Grantee, such documents and agreements as Grantee shall reasonably require to evidence and effectuate said assumption and delivers such legal opinions as Grantee or the rating agency may require, including without limitation, a non-consolidation opinion;

                    (5) A party associated with the Buyer approved by Grantee in its sole discretion assumes the obligations of any current indemnitor under its guaranty or indemnity agreement and such party associated with the Buyer executes, without any cost or expense to Grantee, a new guaranty or indemnity agreement in form and substance satisfactory to Grantee and delivers such legal opinions as Grantee may require;

                    (6) Grantor and the Buyer execute, without any cost or expense to Grantee, new financing statements or financing statement amendments and any additional documents reasonably requested by Grantee;

28	WEDGEWOOD DEED OF TRUST

                    (7) Grantor delivers to Grantee, without any cost or expense to Grantee, such endorsements to Grantee’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Grantee may deem necessary at the time of the Sale, all in form and substance satisfactory to Grantee, including, without limitation, an endorsement or endorsements to Grantee’s title insurance policy insuring the lien of this Deed of Trust, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement referenced above in subparagraph (4) of this Section with no additional exceptions added to such policy and insuring that fee simple title to the Property is vested in the Buyer;

                    (8) Grantor executes and delivers to Grantee, without any cost or expense to Grantee, a release of Grantee, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the Sale, which agreement shall be in form and substance satisfactory to Grantee and shall be binding upon the Buyer;

                    (9) Subject to the provisions of Section 4.27 hereof, such Sale is not construed so as to relieve Grantor of any liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale and Grantor executes, without any cost or expense to Grantee, such documents and agreements as Grantee shall reasonably require to evidence and effectuate the ratification of said liability. Grantor shall be released from and relieved of any liability under the Note or any of the other Loan Documents for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale; and

                    (10) Such Sale is not construed so as to relieve any current indemnitor of its obligations under any guaranty or indemnity agreement for any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale, and each such current indemnitor executes, without any cost or expense to Grantee, such documents and agreements as Grantee shall reasonably require to evidence and effectuate the ratification of each such guaranty and indemnity agreement. Each such current indemnitor shall be released from and relieved of any of its obligations under any guaranty or indemnity agreement executed in connection with the loan secured hereby for any acts or events occurring or obligations arising after the closing of such Sale which are not caused by or arising out of any acts or events occurring or obligations arising prior to or simultaneously with the closing of such Sale; and

29	WEDGEWOOD DEED OF TRUST

                    (11) The Buyer shall furnish, if the Buyer is a corporation, partnership or other entity, all appropriate papers evidencing the Buyer’s capacity and good standing, and the qualification of the signers to execute the assumption of the indebtedness secured hereby, which papers shall include certified copies of all documents relating to the organization and formation of the Buyer and of the entities, if any, which are partners, members or shareholders of the Buyer. The Buyer and such constituent partners, members or shareholders of Buyer (as the case may be), as Grantee shall require, shall be single purpose, “bankruptcy remote” entities, whose formation documents shall be approved by counsel to Grantee. The individual recommended by the Grantor and approved by Grantee shall serve as independent director of the Buyer (if the Buyer is a corporation) or the Buyer’s corporate general partner or as independent members or, in Grantee’s discretion, as managers, of Buyer if the Buyer a limited liability company. The consent of such independent party shall be required for, among other things, any merger, consolidation, dissolution, bankruptcy or insolvency of such independent party or of the Buyer.

                    (12) The Grantor/Buyer shall furnish to Grantee written confirmation from the rating agency that such alteration or expansion shall not result in the downgrade, qualification or the withdrawal of the then current ratings of the Note.

          Notwithstanding anything to the contrary contained in this Section 1.13, no consent of Grantee shall be required for transfers of interests in Grantor, or interests in any entity directly or indirectly holding an interest in Grantor between T. Richard Butera and Sidney Kimmel provided that such transfer(s) does not affect Grantor’s or such other entity’s status as a special purpose entity. Further, Grantee’s consent shall not be required for transfers by holders of interests in Grantor (or holders of interests in any entity directly or indirectly holding an interest in any Grantor) (the “Interest Holders”) of their interest in Grantor (or any entity directly or indirectly holding an interest in Grantor) to any other person or entity, provided that:

                    (i) after taking into account any prior transfers pursuant to this sentence, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in Grantor (or any entity directly or indirectly holding an interest in Grantor), or (y) a transfer in the aggregate of more than 49% of the interests in Grantor as of the date hereof;

                    (ii) T. Richard Butera and/or Sidney Kimmel individually and collectively shall at all times before and after the proposed transfer continue to own (directly or indirectly) at least 51 % of the interests in Grantor;

30	WEDGEWOOD DEED OF TRUST

                    (iii) no such transfer of interest shall result in a change of control of any Individual Grantor or the day to day operations of the Property;

                    (iv) Grantor shall give Grantee notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) days prior to the date of such transfer; and

                    (v) no Event of Default has occurred and remains uncured.

     (c) For purposes of this Section 1.13, a change of control of an Individual Grantor shall be deemed to have occurred if there is any change in the identity of the individual or entities or group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Grantor to take some action or to prevent, restrict or impede Grantor from taking some action which, in either case, Grantor could take or could refrain from taking were it not for the rights of such individuals. Notwithstanding the foregoing, any transfers by and between T. Richard Butera and Sidney Kimmel of their direct or indirect interest in Grantor to each other shall not be deemed a change in control.

     1.14 Payment of Utilities, Assessments, Charges. Etc. Grantor shall pay when due all utility charges which are incurred by Grantor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Land and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Land and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

     1.15 Access Privileges and Inspections. Grantee and the agents, representatives and employees of Grantee shall, subject to the rights of tenants, have full and free access to the Land and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Grantor relating to the Property. Grantor shall lend assistance to all such agents, representatives and employees of Grantee.

     1.16 Waste; Alteration of Improvements. Grantor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Grantor shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Grantee. Without the prior written consent of Grantee, Grantor shall not commence construction of any improvements on the Land other than improvements required for the maintenance or repair of the Property.

31	WEDGEWOOD DEED OF TRUST

     1.17 Zoning. Without the prior written consent of Grantee, Grantor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Land or the Improvements. Grantor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Land or the Improvements. Grantor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Grantor shall keep all licenses, permits, franchises and other approvals necessary for the operation of the Property in full force and effect. If, under applicable zoning provisions, the use of all or any part of the Land or the Improvements is or becomes a nonconforming use, Grantor shall not cause or permit such use to be discontinued or abandoned without the prior written consent of Grantee. Further, without Grantee’s prior written consent, Grantor shall not file or subject any part of the Land or the Improvements to any declaration of condominium or co-operative or convert any part of the Land or the Improvements to a condominium, co-operative or other form of multiple ownership and governance.

     1.18 Financial Statements and Books and Records. Grantor shall keep accurate books and records of account of the Property and its own financial affairs sufficient to permit the preparation of financial statements therefrom in accordance with generally accepted accounting principles. Grantee and its duly authorized representatives shall have the right to examine, copy and audit Grantor’s records and books of account at all reasonable times. So long as this Deed of Trust continues in effect, Grantor shall provide to Grantee, in addition to any other financial statements required hereunder or under any of the other Loan Documents, the following financial statements and information, all of which must be certified to Grantee as being true and correct by Grantor or the person or entity to which they pertain, as applicable, be prepared in accordance with generally accepted accounting principles consistently applied and be in form and substance reasonably acceptable to Grantee:

     (a) copies of all tax returns filed by Grantor, within thirty (30) days after the date of filing;

     (b) monthly operating statements prepared on a cash basis for the Property within ten (10) days after the end of each month until any Securitization (as defined in section 4.40 below);

     (c) quarterly operating statements prepared on a cash basis for the Property, within forty-five (45) days after the end of each calendar quarter;

     (d) annual balance sheets for the Property and audited annual financial statements for Grantor, each principal or general partner in Grantor, and (except Sidney Kimmel) specifically T. Richard Butera and each future indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan

32	WEDGEWOOD DEED OF TRUST

secured hereby, within one hundred twenty (120) days after the end of each calendar year; and

          (e) such other information with respect to the Property, Grantor, the principals or general partners in Grantor, and each indemnitor and guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, which may be requested from time to time by Grantee, within a reasonable time after the applicable request.

          If any of the aforementioned materials for the Grantor and T. Richard Butera are not furnished to Grantee within the applicable time periods or Grantee is dissatisfied with the contents of any of the foregoing, in addition to any other rights and remedies of Grantee contained herein, Grantee shall have the right, but not the obligation, to obtain the same by means of an audit by an independent certified public accountant selected by Grantee, in which event Grantor agrees to pay, or to reimburse Grantee for, any expense of such audit and further agrees to provide all necessary information to said accountant and to otherwise cooperate in the making of such audit.

          1.19 Further Documentation. a) Grantor shall, on the request of Grantee and at the expense of Grantor: (a) promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the contents of any of the other Loan Documents; (b) promptly execute, acknowledge, deliver and record or file such further instruments (including, without limitation, further mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements and assignments of rents or leases) and promptly do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Deed of Trust and the other Loan Documents and to subject to the liens and security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (c) promptly execute, acknowledge, deliver, procure and record or file any document or instrument (including specifically any financing statement) deemed advisable by Grantee to protect, continue or perfect the liens or the security interests hereunder against the rights or interests of third persons; and (d) promptly furnish to Grantee, upon Grantee’s request, a duly acknowledged written statement and estoppel certificate addressed to such party or parties as directed by Grantee and in form and substance supplied by Grantee, setting forth all amounts due under the Note, stating whether any Default or Event of Default has occurred hereunder, stating whether any offsets or defenses exist against the indebtedness secured hereby and containing such other matters as Grantee may reasonably require.

          (b) Grantor acknowledges that Grantee and its successors and assigns may effectuate a Secondary Market Transaction. Grantor shall cooperate in good faith with Grantee in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any rating agency

33	WEDGEWOOD DEED OF TRUST

involved in any Secondary Market Transaction including, without limitation, all reasonable structural or other reasonable changes to the indebtedness secured hereby, modifications to any documents evidencing or securing the loan; provided, however, that the Grantor shall not be required to modify any documents evidencing or securing the indebtedness secured hereby which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, or (D) any other material economic term of the indebtedness secured hereby. To the extent available or readily available, Grantor shall provide such information, and documents relating to Grantor, any guarantor or indemnitor, the Property and any tenants of the Improvements as Grantee may reasonably request in connection with such Secondary Market Transaction. Grantor shall make available to Grantee all information concerning its business and operations that Grantee may reasonably request. Grantee shall be permitted to share all such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Grantor to Grantee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Grantee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Grantor, and subject to the provisions of Section 4.27 hereof Grantor indemnifies Grantee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Grantee may publicize the existence of the indebtedness secured hereby in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development. For purposes hereof, a “Secondary Market Transaction” shall be (a) any sale of the Deed of Trust, Note and other Loan Documents to one or more investors as a whole loan; (b) a participation of the indebtedness secured hereby to one or more investors, (c) any deposit of the Deed of Trust, Note and other Loan Documents with a trust or other entity which may sell certificates or other instruments to investors evidencing an ownership interest in the assets of such trust or other entity, or (d) any other sale or transfer of the indebtedness secured hereby or any interest therein to one or more investors.

          1.20 Payment of Costs; Reimbursement to Grantee. Grantor shall pay all costs and expenses of every character incurred in connection with the closing of the loan evidenced by the Note and secured hereby or otherwise attributable or chargeable to Grantor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search fees, escrow fees and reasonable attorneys’ fees. If Grantor defaults in any such payment, which default is not cured within any

34	WEDGEWOOD DEED OF TRUST

applicable grace or cure period, Grantee may pay the same and Grantor shall reimburse Grantee on demand for all such costs and expenses incurred or paid by Grantee, together with such interest thereon at the Default Interest Rate from and after the date of Grantee’s making such payment until reimbursement thereof by Grantor. Any such sums disbursed by Grantee, together with such interest thereon, shall be additional indebtedness of Grantor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Further, Grantor shall promptly notify Grantee in writing of any litigation or threatened litigation affecting the Property, or any other demand or claim which, if enforced, could impair or threaten to impair Grantee’s security hereunder. Without limiting or waiving any other rights and remedies of Grantee hereunder, if Grantor fails to perform any of its covenants or agreements contained in this Deed of Trust or in any of the other Loan Documents and such failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Grantee’s interest in the Property or Grantee’s right to enforce its security, then Grantee may, at its option, with or without notice to Grantor, make any appearances, disburse any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Deed of Trust or to remedy the failure of Grantor to perform its covenants and agreements (without, however, waiving any default of Grantor). Grantor agrees to pay on demand all expenses of Grantee incurred with respect to the foregoing (including, but not limited to, reasonable fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Grantee incurs such expenses until reimbursement thereof by Grantor. Any such expenses so incurred by Grantee, together with interest thereon as provided above, shall be additional indebtedness of Grantor secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The necessity for any such actions and of the amounts to be paid shall be determined by Grantee in its discretion. Grantee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof, subject to the right of the Tenants, for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor. Grantor hereby acknowledges and agrees that the remedies set forth in this Section 1.20 shall be exercisable by Grantee, and any and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor with interest thereon at the Default Interest Rate, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Grantee after the filing by Grantor of a voluntary case or the filing against Grantor of an involuntary case pursuant to or within the meaning of the Bankruptcy Reform Act of 1978, as amended, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter, in effect, which may be or become applicable to Grantor, Grantee, any guarantor or indemnitor, the secured indebtedness or any of the

35	WEDGEWOOD DEED OF TRUST

Loan Documents subject to the provisions of Section 4.27 hereof. Grantor hereby indemnifies and holds Grantee harmless from and against all loss, cost and expenses with respect to any Event of Default hereof, any liens (i.e., judgments, mechanics’ and materialmen’s liens, or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Land or the Improvements or any nuisance made or suffered thereon, including, in any case, attorneys’ fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level, and such indemnity shall survive payment in full of the indebtedness secured hereby. This Section shall not be construed to require Grantee to incur any expenses, make any appearances or take any actions.

          1.21 Security Interest. This Deed of Trust is also intended to encumber and create a security interest in, and Grantor hereby grants to Grantee a security interest in all sums on deposit with Grantee pursuant to the provisions of Sections 1.6, 1.7, 1.8 and 1.35 hereof or any other Section hereof and all fixtures, chattels, accounts, equipment, inventory, contract rights, general intangibles and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property being hereinafter referred to collectively as the “Collateral”), whether or not the same shall be attached to the Land or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Land and the Improvements. The foregoing security interest shall also cover Grantor’s leasehold interest in any of the foregoing property that is leased by Grantor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Grantor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Grantee. Grantor shall, from time to time upon the request of Grantee, supply Grantee with a current inventory of all of the property in which Grantee is granted a security interest hereunder, in such detail as Grantee may require. Grantor shall promptly replace all of the Collateral subject to the lien or security interest of this Deed of Trust when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Grantee, remove from the Land or the Improvements any of the Collateral subject to the lien or security interest of this Deed of Trust except such as is replaced by an article of equal suitability and value as above provided, owned by Grantor free and clear of any lien or security interest except that created by this Deed of Trust and the other Loan Documents and except as otherwise expressly permitted by the terms of Section 1.13 of this Deed of Trust. All of the Collateral shall be kept at the location of the Land except as otherwise required by the terms of the Loan Documents. Grantor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

36	WEDGEWOOD DEED OF TRUST

          1.22 Security Agreement. This Deed of Trust constitutes a security agreement between Grantor and Grantee with respect to the Collateral in which Grantee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Grantee hereunder, Grantee shall have all of the rights and remedies of a secured party under any applicable Uniform Commercial Code. Grantor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Grantee the attorney-in-fact of Grantor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Grantee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Except with respect to Rents and Profits to the extent specifically provided herein to the contrary, Grantee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash rather than property, which are now or hereafter a part of the Property and Grantor shall promptly deliver the same to Grantee, endorsed to Grantee, without further notice from Grantee. Grantor agrees to furnish Grantee with notice of any change in the name, identity, organizational structure, residence, or principal place of business or mailing address of Grantor within ten (10) days of the effective date of any such change. Upon the occurrence of any Event of Default, Grantee shall have the rights and remedies as prescribed in the Deed of Trust, or as prescribed by general law, or as prescribed by any applicable Uniform Commercial Code, all at Grantee’s election. Any disposition of the Collateral may be conducted by an employee or agent of Grantee. Any person, including both Grantor and Grantee, shall be eligible to purchase any part or all of the Collateral at any such disposition. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Grantee’s attorneys’ fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Grantee shall have the right to enter upon the Land and the Improvements or any real property where any of the property which is the subject of the security interest granted herein is located to take possession of, assemble and collect the same or to render it unusable, or Grantor, upon demand of Grantee, shall assemble such property and make it available to Grantee at the Land, a place which is hereby deemed to be reasonably convenient to Grantee and Grantor. If notice is required by law, Grantee shall give Grantor at least ten (10) days’ prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Grantor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Grantor. No such notice is necessary for any such property that is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section shall be deemed to have been a public sale conducted in a commercially

37	WEDGEWOOD DEED OF TRUST

reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Grantee pursuant to any applicable Uniform Commercial Code:

          (a) In the event of a foreclosure sale, the Property may, at the option of Grantee, be sold as a whole or in parts; and

          (b) It shall not be necessary that Grantee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

          (c) Grantee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Grantee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Grantee.

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          The name and address of Grantor (as Debtor under any applicable Uniform Commercial Code) are:

BUTERA PROPERTIES, LLC
241 West Patrick Street
Frederick, Maryland 21701

with copies to:

T. Richard Butera
101 W. 67th Street
New York, NY 10023

and

Herbert Goodfriend, Esq.
c/o Jones New York Group
1411 Broadway
New York, NY 10018

          The name and address of Grantee (as Secured Party under any applicable Uniform Commercial Code) are:

CREDIT SUISSE FIRST BOSTON MORTGAGE, LLC
its Successors and Assigns
11 Madison Avenue
New York, New York 10010

          1.23 Easements and Rights-of-Way. Grantor shall not grant any easement or right-of-way with respect to all or any portion of the Land or the Improvements without the prior written consent of Grantee. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Deed of Trust and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Grantee consents to the grant of an easement or right-of-way, Grantee agrees to grant such consent provided that Grantee is paid a standard review fee together with all other expenses, including, without limitation, reasonable attorneys’ fees, incurred by Grantee in the review of Grantor’s request and in the preparation of documents effecting the subordination.

          1.24 Compliance with Laws. Grantor shall at all times comply with all statutes, ordinances, orders, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in

39	WEDGEWOOD DEED OF TRUST

operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that, Grantor may, upon providing Grantee with security satisfactory to Grantee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Grantor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Lease to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

          1.25 Additional Taxes. In the event of the enactment after this date of any law of the state where the Property is located or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Grantee the payment of the whole or any part of the taxes or assessments or charges of liens herein required to be paid by Grantor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the Grantee or secured party in the property covered thereby (excluding income taxation), or the manner of collection of such taxes, so as to adversely affect this Deed of Trust or the indebtedness secured hereby or Grantee, then, and in any such event, Grantor, upon demand by Grantee, shall pay such taxes, assessments, charges or liens, or reimburse Grantee therefor; provided, however, that if in the opinion of counsel for Grantee (a) it might be unlawful to require Grantor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Grantee may elect, by notice in writing given to Grantor, to declare all of the indebtedness secured hereby to be and become due and payable in full thirty (30) days from the giving of such notice.

          1.26 Secured Indebtedness. It is understood and agreed that this Deed of Trust shall secure payment of not only the indebtedness evidenced by the Note but also any and all substitutions, replacements, renewals and extensions of the Note, any and all indebtedness and obligations arising pursuant to the terms hereof and any and all indebtedness and obligations arising pursuant to the terms of any of the other Loan Documents, all of which indebtedness is equally secured with and has the same priority as any amounts advanced as of the date hereof. It is agreed that any future advances made by Grantee to or for the benefit of Grantor from time to time under this Deed of Trust or the other Loan Documents and whether or not such advances are obligatory or are made at the option of Grantee, or otherwise, made for any purpose, within twenty (20) years from the date hereof, and all interest accruing thereon, shall be equally secured by this Deed of Trust and shall have the same

40	WEDGEWOOD DEED OF TRUST

priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Deed of Trust.

          1.27 Grantor’s Waivers. To the full extent permitted by law, Grantor agrees that Grantor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. Grantor, for Grantor and Grantor’s successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel: (a) waives, releases, relinquishes and forever forgoes all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) waives, releases, relinquishes and forever forgoes all right to a marshalling of the assets of Grantor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; and (c) waives, releases, relinquishes and forever forgoes all rights and periods of redemption provided under applicable law. To the full extent permitted by law, Grantor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Grantee under the terms of this Deed of Trust to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Grantee under the terms of this Deed of Trust to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever. Further, Grantor hereby knowingly, intentionally and voluntarily, with and upon the advice of competent counsel, waives, releases, relinquishes and forever forgoes all present and future statutes of limitations as a defense to any action to enforce the provisions of this Deed of Trust or to collect any of the indebtedness secured hereby the fullest extent permitted by law. Grantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Grantor, Grantor shall not seek a supplemental stay or otherwise shall not seek pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Grantee to enforce any rights of

41	WEDGEWOOD DEED OF TRUST

Grantee against any guarantor or indemnitor of the secured obligations or any other party liable with respect thereto by virtue of any indemnity, guaranty or otherwise.

          1.28 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN ANY STATE IN WHICH THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THE NOTE, THIS DEED OF TRUST OR ANY OTHER OF THE LOAN DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION OVER ANY COUNTY IN WHICH THE PROPERTY IS LOCATED, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF GRANTEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). GRANTOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE GRANTOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.5 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

          (b) GRANTEE AND GRANTOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF GRANTEE OR GRANTOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH GRANTEE OR GRANTOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

          1.29 Contractual Statute of Limitations. Grantor hereby agrees that any claim or cause of action by Grantor against Grantee, or any of Grantee’s

42	WEDGEWOOD DEED OF TRUST

directors, officers, employees, agents, accountants or attorneys, based upon, arising from or relating to the indebtedness secured hereby, or any other matter, cause or thing whatsoever, whether or not relating thereto, occurred, done, omitted or suffered to be done by Grantee or by Grantee’s directors, officers, employees, agents, accountants or attorneys, whether sounding in contract or in tort or otherwise, shall be barred unless asserted by Grantor by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one (1) year after Grantor first acquires or reasonably should have acquired knowledge of the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based and service of a summons and complaint on an officer of Grantee or any other person authorized to accept service of process on behalf of Grantee, within thirty (30) days thereafter. Grantor agrees that such one (1) year period of time is reasonable and sufficient time for a borrower to investigate and act upon any such claim or cause of action. The one (1) year period provided herein shall not be waived, tolled or extended except by the specific written agreement of Grantee. This provision shall survive any termination of this Deed of Trust or any of the other Loan Documents.

          1.30 Management. The management of the Property shall be by either: (a) Grantor or an entity affiliated with Grantor approved by Grantee for so long as Grantor or said affiliated entity is managing the Property in a first class manner; or (b) a professional property management company approved by Grantee. Such management by an affiliated entity or a professional property management company shall be pursuant to a written agreement approved by Grantee. In no event shall any manager be removed or replaced or the terms of any management agreement modified or amended without the prior written consent of Grantee. After the occurrence of either, (i) an Event of Default or default under this Deed of Trust or any other Loan Document which is not cured within any applicable grace or cure period, (ii) the Net Operating Income for the Property and the Consolidated Property (as defined in Section 4.37 below) decreases below 85% of the Net Operating Income at the date of closing, or (iii) an Event of Default or a default under any management contract then in effect, which default is not cured within any applicable grace or cure period, Grantee shall have the right to terminate, or to direct Grantor to terminate, such management contract upon thirty (30) days’ notice and to retain, or to direct Grantor to retain, a new management agent approved by Grantee. All Rents and Profits generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including, without limitation, current expenses relating to Grantor’s liabilities and obligations with respect to this Deed of Trust and the other Loan Documents, and none of the Rents and Profits generated by or derived from the Property shall be diverted by Grantor and utilized for any other purposes unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied. Grantee hereby acknowledges that Fitzgerald & Matan Property Management, Inc. is an approved property management company and Fitzgerald & Matan Realty, Inc. is an approved property leasing agent.

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          1.31 Hazardous Waste and Other Substances.

          (a) Grantor hereby represents and warrants to Grantee that, as of the date hereof: (i) to the best of Grantor’s knowledge, information and belief as is acquired solely through its review of a certain environmental report for the Property delivered to Grantee prior to the date hereof is not in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or clean-up (collectively, “Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq. and 40 CFR §302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq. and 40 CFR § 116.1 et seq.), those relating to lead based paint, and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to said laws, all as amended; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, lead based paint, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, “Hazardous Substances”) are located on or have been handled, generated, stored, processed or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Grantor in the ordinary course of its business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances; (iv) there are no existing or closed underground storage tanks or other underground storage receptacles for Hazardous Substances on the Property; (v) Grantor has received no notice of, and to the best of Grantor’s knowledge and belief, there exists no investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property nor does Grantor know of any basis for such a claim; and (vi) Grantor has received no notice of and, to the best of Grantor’s knowledge and belief, there has been no claim by any party that any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Grantor know of any basis for such a claim.

          (b) Grantor shall keep or cause the Property to be kept free from Hazardous Substances (except those substances used by Grantor or tenants in the ordinary course of its business and in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants of space in the Improvements, and, without limiting the generality of the foregoing, during the

44	WEDGEWOOD DEED OF TRUST

term of this Deed of Trust, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos.

          (c) Grantor shall promptly notify Grantee if Grantor shall become aware of the possible existence of any Hazardous Substances on the Property or if Grantor shall become aware that the Property is or may be in direct or indirect violation of any Environmental Laws. Further, immediately upon receipt of the same, Grantor shall deliver to Grantee copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property. Grantor shall, promptly and when and as reasonably required by Grantee, at Grantor’s sole cost and expense, take all actions as shall be reasonably necessary or advisable for the clean-up of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Grantee), and shall further pay or cause to be paid, at no expense to Grantee, all clean-up, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Grantor fails to do so, Grantee may, but shall not be obligated to, cause the Property or other affected property to be freed from any Hazardous Substances or otherwise brought into conformance with Environmental Laws and any and all costs and expenses incurred by Grantee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately paid by Grantor on demand and shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. Grantor hereby grants to Grantee and its agents and employees access to the Property and a license to remove any items deemed by Grantee to be Hazardous Substances and to do all things Grantee shall deem necessary to bring the Property in conformance with Environmental Laws subject to the provision of Section 4.27 hereof. Grantor covenants and agrees, at Grantor’s sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Grantee), and hold Grantee harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Grantee or the Property, and arising directly or indirectly from or out of: (i) the presence, release or threat of release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Grantor; (ii) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or

45	WEDGEWOOD DEED OF TRUST

within the control of Grantor; (iii) the failure by Grantor to comply fully with the terms and conditions of this Section 1.31; (iv) the breach of any representation or warranty contained in this Section 1.31; or (v) the enforcement of this Section 1.31, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 1.31(c) shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.31(c). Grantee’s rights under this Section shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Grantee under this Deed of Trust, the Note and the other Loan Documents.

          (d) Upon Grantee’s request, at any time after the occurrence of an Event of Default hereunder or at such other time as Grantee has reasonable grounds to believe that Hazardous Substances are or have been released, stored or disposed of on or around the Property or that the Property may be in violation of the Environmental Laws, Grantor shall provide, at Grantor’s sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant approved by Grantee indicating the presence or absence of Hazardous Substances on the Property or an inspection or audit of the Improvements prepared by an engineering or consulting firm approved by Grantee indicating the presence or absence of friable asbestos or substances containing asbestos on the Property. If Grantor fails to provide such inspection or audit within sixty (60) days after such request, Grantee may order the same, and Grantor hereby grants to Grantee and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Grantee until actually paid by Grantor, shall be immediately due and payable to Grantee by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

          (e) Reference is made to that certain Hazardous Substances Indemnity Agreement of even date herewith by and between Grantor and Grantee (the “Hazardous Indemnity Agreement”). The provisions of this Deed of Trust and the Hazardous Indemnity Agreement shall be read together to maximize the coverage with respect to the subject matter thereof, as determined by Grantee.

          (f) If, prior to the date hereof, it was determined that the Property contains Lead Based Paint, Grantor had prepared an assessment report describing the

46	WEDGEWOOD DEED OF TRUST

location and condition of the Lead Based Paint (a “Lead Based Paint Report”). If, at any time hereafter, Lead Based Paint is suspected of being present on the Property, Grantor agrees, at its sole cost and expense and within thirty (30) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expert, and in form, scope and substance, reasonably acceptable to Grantee.

          (g) Grantor agrees that if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof or (ii) such determination, if such determination is hereafter made, as applicable, Grantor shall, at its sole cost and expenses, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Grantee (together with any Lead Based Paint Report, the “O&M Plan”). (If an O&M Plan has been prepared prior to the date hereof, Grantor agrees to diligently and continually carry out (or cause to be carried out) the provisions thereof). Compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws.

          (h) If required by Grantee, Grantor covenants and agrees to institute, within thirty (30) days after the date hereof, an operations and maintenance program (the “Maintenance Program”) designed by an environmental consultant, satisfactory to the Grantee, with respect to asbestos containing materials (“ACM’s”), consistent with “Guidelines for Controlling Asbestos-Containing Materials in Buildings” (USEPA, 1985) and other relevant guidelines, and such Maintenance Program will hereafter continuously remain in effect until the indebtedness secured hereby is repaid in full. In furtherance of the foregoing, Grantor shall inspect and maintain all ACM’s on a regular basis and ensure that all ACM’s shall be maintained in a condition that prevents exposure of residents to ACM’s at all tunes. Without limiting the generality of the preceding sentence, Grantee may reasonably require (i) periodic notices or reports to Grantee in form, substance and at such intervals as Grantee may specify, (ii) an amendment to such Maintenance Program to address changing circumstances, laws or other matters, (iii) at Grantor’s sole expense, supplemental examination of the Property by consultants specified by Grantee, and (iv) variation of the Maintenance Program in response to the reports provided by any such consultants.

          1.32 Indemnification: Subrogation.

          (a) Subject to the provision of Section 4.27, Grantor shall indemnify, defend and hold Grantee harmless against: (i) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Property

47	WEDGEWOOD DEED OF TRUST

or the secured indebtedness, and (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including Grantee’s reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Grantee in connection with the secured indebtedness, this Deed of Trust, the Property, or any part thereof, or the exercise by Grantee of any rights or remedies granted to it under this Deed of Trust; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless Grantee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Grantee by reason of Grantee’s willful misconduct or gross negligence or for any matter arising after Grantor no longer has title to the Secured Property.

          (b) If Grantee is made a party defendant to any litigation or any claim is threatened or brought against Grantee concerning the secured indebtedness, this Deed of Trust, the Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then Grantor shall ‘ indemnify, defend and hold Grantee harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Grantee in any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. If Grantee commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Grantee its reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses. The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Grantor breaches any term of this Deed of Trust, Grantee may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Grantee reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Grantee, whether or not an action is actually commenced against Grantor by reason of such breach. All references to “attorneys” in this Subsection and elsewhere in this Deed of Trust shall include without limitation any attorney or law firm engaged by Grantee and Grantee’s in-house counsel, and all references to “fees and expenses” in this Subsection and elsewhere in this Deed of Trust shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Grantee’s in-house counsel.

          (c) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Grantee, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Property, Grantor’s property or the property of others

48	WEDGEWOOD DEED OF TRUST

under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

          1.33 Negative Covenants with Respect to Indebtedness, Operations and Fundamental Changes of Grantor. Grantor hereby represents, warrants and covenants, as of the date hereof and until such time as the indebtedness secured hereby is paid in full, that Grantor:

          (a) will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, in any material term or manner, or if such Grantor is a single purpose entity, in a manner which adversely affects Grantor’s existence as a single purpose entity;

          (b)  will not enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any entity;

          (c) has not and will not guarantee, pledge its assets for the benefit of, or otherwise become liable on or in connection with any obligation of any other person or entity;

          (d) does not own and will not own any asset other than (i) the Property or any Consolidated Property (to the extent permitted hereunder), and (ii) incidental personal property necessary for the operation of the Property;

          (e) is not engaged and will not engage, directly or indirectly, in any business other than the ownership, management and operation of the Property and the Consolidated Property (to the extent permitted hereunder);

          (f) will not enter into any contract or agreement with any general partner, principal or Affiliate (as hereinafter defined) of the Grantor or any Affiliate of the general partner of the Grantor except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an Affiliate;

          (g) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the indebtedness secured hereby, (ii) Affiliate advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Property not in excess of 5 % of the gross revenues therefrom and not outstanding for more than 60 days and (iii) unsecured debt not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for all Secured Property and the Consolidated

49	WEDGEWOOD DEED OF TRUST

Property; no other debt may be secured (senior, subordinate or pari passu) by the Property or the Consolidated Property;

          (h) has not made and will not make any loans or advances to any third party (including any Affiliate);

          (i) is and will be solvent and pay its debt from its assets as the same shall become due;

          (j) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, limited or general, or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation or bylaws in a manner which adversely affects the Grantor’s existence as a single purpose entity;

          (k) will conduct and operate its business as presently conducted and operated;

          (1) will maintain financial statements, books and records and bank accounts separate from those of its Affiliates, including its general partners;

          (m) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate thereof, including the general partner or any Affiliate of the general partner of the Grantor);

          (n) will file its own tax returns;

          (o) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

          (p) will not seek the dissolution or winding up, in whole or in part, of the Grantor;

          (q) will not commingle the funds and other assets of Grantor with those of any general partner, any Affiliate or any other person;

          (r) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person;

          (s) does not and will not hold itself out to be responsible for the debts or obligations of any other person (other than any other Consolidated Borrower pursuant to the provisions of a certain Contribution Agreement of even date herewith being executed and delivered in connection with the Loan);

50	WEDGEWOOD DEED OF TRUST

          (t) will not do any act which would make it impossible to carry on the ordinary business of Grantor;

          (u) will not possess or assign the Property or incidental personal property necessary for the operation of the Property for other than a business or company purpose;

          (v) will not sell, encumber or otherwise dispose of all or substantially all of the Property or incidental personal property necessary for the operation of the Property except as provided herein;

          (w) will not hold title to Grantor’s assets other than in Grantor’s name; and

          (x) will not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Grantor or a substantial part of Grantor’s property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any action in furtherance of any such action.

     1.34 Covenants Regarding - Managing Members. By execution hereof, the managing member of the Granto and any successors or assigns (hereinafter, the “General Partner”) agree that they:

           (a) shall at all times act as the general partner or Manager of Grantor with all of the rights, powers, obligations and liabilities of general partner under the limited partnership agreement or management or operating agreemen of Grantor and shall take any and all actions and do any and all things necessary or appropriate to the accomplishment of same and will engage in no other business.

          (b)  shall not institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the General Partner or a substantial part of its property; or make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

          (c) shall not (a) liquidate or dissolve the General Partner in whole or in part and (b) consolidate, merge or enter into any form of consolidation with or into any other entity, nor convey, transfer or lease its assets substantially as an entirety to any person or entity nor permit any entity to consolidate, merge or enter into any form

51	WEDGEWOOD DEED OF TRUST

of consolidation with or into the General Partner, nor convey, transfer or lease its assets substantially as an entirety to any person or entity.

          (d) shall maintain its principal executive office and telephone and facsimile numbers separate from that of any Affiliate and shall conspicuously identify such office and numbers as its own and shall use its own stationary, invoices and checks which reflect its address, telephone number and facsimile number, as appropriate;

          (e) shall maintain its corporate records and books and accounts separate from those of any Affiliate or any other entity and shall prepare unaudited quarterly and annual financial statements, and said financial statements shall be in compliance with generally accepted accounting principles and shall be in form reasonably acceptable to Grantee and its successors and/or assigns;

          (f) shall maintain its own separate bank accounts and correct, complete and separate books of account;

          (g) shall hold itself out to the public (including any Affiliate’s creditors) under the General Partner’s own name and as a separate and distinct corporate entity and not as a department, division or otherwise of any Affiliate;

          (h) shall observe all customary formalities regarding the corporate existence of the General Partner, including holding meetings of or obtaining the consent of its board of directors, as appropriate, and its stockholders and maintaining current accurate minute books separate from those of any Affiliate;

          (i) shall act solely in its own corporate name and through its own duly authorized officers and agents and no Affiliate shall be appointed or act as agent of the General Partner in its capacity as general partner of Grantor;

          (j) shall make investments in the name of the General Partner directly by the General Partner or on its behalf by brokers engaged and paid by the General Partner or its agents;

          (k) except as required by Grantee or any successor to Grantee in connection with any extension of credit by Grantee or any successor to Grantee to Grantor (or any refinancing, increase, modification, consolidation or extension of any such extension of credit), shall not guaranty or assume or hold itself out or permit itself to be held out as having guaranteed or assumed any liabilities of any partner of Grantor or any Affiliate other than Grantor, nor shall the General Partner make any loan, except as permitted in the applicable Agreement of Limited Partnership of Grantor;

          (1) represents and warrants that the General Partner is and expects to remain solvent and shall pay its own liabilities, indebtedness and obligations of any kind, including all administrative expenses, from its own separate assets;

52	WEDGEWOOD DEED OF TRUST

          (m) represents and warrants that assets of the General Partner shall be separately identified, maintained and segregated and the General Partner’s assets shall at all times be held by or on behalf of the General Partner and if held on behalf of the General Partner by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the General Partner (this restriction requires, among other things, that corporate funds shall not be commingled with those of any Affiliate and it shall maintain all accounts in its own name and with its own tax identification number, separate from those of any Affiliates);

          (n) shall not intentionally take any action if, as a result of such action, the General Partner would be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (o) shall at all times be adequately capitalized to engage in the transactions contemplated at its formation;

          (p) represents and warrants that all data and records (including computer records) used by the General Partner or any Affiliate in the collection and administration of any loan shall reflect the General Partner’s ownership interest therein; and

          (q) represents and warrants that none of the General Partner’s funds shall be invested in securities issued by any Affiliate.

          (r) shall maintain at all times one (1) Independent Director.

“Independent Directors” shall mean persons who are not, and have not within the past 3 years been, (i) an officer, director, employee or 10 percent stockholder of the corporation, any Partner or any Affiliate, (ii) a member of the immediate family of any such person or of any Affiliate or (iii) a professional retain by the corporation.

“Affiliate” means any person or entity other than the General Partner (i) which owns beneficially, directly or indirectly, more than 50 percent of the outstanding shares of Common Stock or which is otherwise in control of the General Partner, (ii) of which more than 50 percent of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is controlled by an entity described in clause (i) above; provided that for the purposes of this definition the term “control” and “controlled by” shall have the meanings assigned to them in Rule 405 under the Securities Act of 1933, as amended.

          (s) Grantor shall conduct its business so that the assumptions made with respect to Grantor in that certain opinion letter dated the date hereof (the

53	WEDGEWOOD DEED OF TRUST

“Insolvency Opinion”) delivered by David, Hagner, Kuney & Davison, P.C. in connection with the Loan shall be true and correct in all respects.

          1.35. Repair and Remediation Reserve. Prior to the execution of this Deed of Trust, Grantee has caused the Property to be inspected and such inspection has revealed that the Property is not in need of any maintenance, repairs and/or remedial or corrective work. Accordingly, references herein to a “Repair and Remediation Reserve” and “Deferred Maintenance” shall not require the deposit of any amounts with Grantee.

ARTICLE II
EVENTS OF DEFAULT

          2.1 Events of Default. The occurrence of any of the following events (each, an “Event of Default”) shall be an Event of Default hereunder:

          (a) Grantor fails to punctually perform any covenant, agreement, obligation, term or condition under the Note, this Deed of Trust or any other Loan Document which requires payment of any money to Grantee at the time or within any applicable grace period set forth therein or herein.

          (b) Grantor fails to provide insurance as required by Section 1.4 hereof or fails to perform any covenant, agreement, obligation, term or condition set forth in Sections 1.5, 1.15, 1.31, 1.33 or 1.35 hereof.

          (c) Grantor fails to perform any other covenant, agreement, obligation, term or condition set forth herein other than those otherwise described in this Section 2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Grantee to Grantor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Grantor commences to cure such default promptly after receipt of notice thereof from Grantee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

          (d) Any representation or warranty made herein, in or in connection with any application or commitment relating to the loan evidenced by the Note, or in any of the other Loan Documents to Grantee by Grantor, by any principal or general partner in Grantor or by any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby is determined by Grantee to have been false or misleading in any material respect at the time made.

          (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, mortgage, granting of a security interest in

54	WEDGEWOOD DEED OF TRUST

or other transfer or further encumbrancing of the Property, Grantor or its general partners, or any portion thereof or any interest therein, in violation of Section 1.13 hereof.

          (f) An Event of Default occurs under the Consolidated Note or the Amended, Restated and Consolidated Deed of Trust of even date herewith executed and delivered by the Borrowers (the “Consolidated Deed of Trust”) covering certain properties located in the State of Maryland and a certain property located in the State of West Virginia (collectively, the “Consolidated Property”), as more specifically described therein.

          (g) An Event of Default or default occurs under any of the other Loan Documents which has not been cured within any applicable grace or cure period therein provided.

          (h) Grantor, any principal or general partner of Grantor or any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Grantor, for any such principal or general partner of Grantor or for any such indemnitor or guarantor or for a substantial part of the assets of Grantor, of any such principal or general partner of Grantor or of any such indemnitor or guarantor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

           (i) A petition is filed or any case, proceeding or other action is commenced against Grantor, against any principal or general partner of Grantor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction whether now or hereafter in effect or a court of competent jurisdiction enters an order for relief against Grantor, against any principal or general partner of Grantor or against any indemnitor or guarantor under any indemnity or guaranty executed in connection with the loan secured hereby, as debtor, or an order, judgment or decree is entered appointing, with or without the consent of Grantor, of any such principal or general partner of Grantor or of any such indemnitor or guarantor, a receiver, trustee, custodian or similar officer for Grantor, for any such principal or general partner of Grantor or for any such indemnitor or guarantor, or for any substantial part of any of the properties of Grantor, of any such

55	WEDGEWOOD DEED OF TRUST

principal or general partner of Grantor or of any such indemnitor or guarantor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

          (j) The Property or any part thereof shall be taken on execution or other process of law in any action against Grantor.

          (k) Grantor abandons all or a portion of the Property.

          (1) The holder of any lien or security interest on the Property (without implying the consent of Grantee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Deed of Trust or any of the other Loan Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

          (m) The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Grantee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

          (n) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Grantor, any of its principals or any general partner.

          (o) General Partner fails to perform any covenant, agreement, obligation, terms or condition of Section 1.34 hereof.

          (p) Grantor fails to deliver to Grantee within thirty days after the date hereof an income and expense audit of the Property and the Consolidated Property performed by independent accountants acceptable to Grantee, confirming financial information given by Grantor to Grantee with respect to the Property and the Consolidated Property.

ARTICLE III
REMEDIES

          3.1 Remedies Available. If there shall occur an Event of Default under this Deed of Trust, then this Deed of Trust is subject to foreclosure as provided by law and Grantee or Trustee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any or all of the following rights, remedies and recourses, either successively or concurrently:

          (a) Acceleration. Accelerate the maturity date of the Consolidated Note and/or the Wedgewood Note and declare any or all of the indebtedness secured

56	WEDGEWOOD DEED OF TRUST

hereby to be immediately due and payable without any presentment, demand, protest, notice, or action of any kind whatever (each of which is hereby expressly waived by Grantor), whereupon the same shall become immediately due and payable. Upon any such acceleration, payment of such accelerated amount shall constitute a prepayment of the principal balance of the Consolidated Note or the Wedgewood Note, as applicable, and any applicable prepayment fee provided for in the applicable Note shall then be immediately due and payable.

          (b) Entry on the Property. Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Grantor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Grantee’s judgment to complete any unfinished construction on the Land, to preserve the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Grantee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Grantee by Grantor on demand and shall be secured hereby and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

          (c) Collect Rents and Profits. With or without taking possession of the Property, sue or otherwise collect the Rents and Profits, including those past due and unpaid.

          (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Grantor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Grantor or any person or persons liable for the payment of the indebtedness secured hereby, and Grantor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Grantee, but nothing herein is to be construed to deprive Grantee of any other right, remedy or privilege Grantee may now have under the law to have a receiver appointed, provided, however, that, the appointment of such receiver, trustee or other appointee by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Grantee to receive payment of the Rents and Profits pursuant to other terms and provisions hereof. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and

57	WEDGEWOOD DEED OF TRUST

otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Grantee, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

          (e) Foreclosure. Immediately commence an action to foreclose this Deed of Trust or to specifically enforce its provisions or any of the indebtedness secured hereby pursuant to the statutes in such case made and provided and sell the Property or cause the Property to be sold under the Trustee’s power of sale in accordance with applicable law and the requirements and procedures provided by said statutes in a single parcel or in several parcels at the option of Grantee.

     (1) In the event foreclosure proceedings are filed by Trustee, all expenses incident to such proceeding, including, but not limited to, attorneys’ fees and costs, shall be paid by Grantor and secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note. The secured indebtedness and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate (as defined in the Note), any prepayment charge, fee or premium required to be paid under the Note in order to prepay principal (to the extent permitted by applicable law), reasonable attorneys’ fees and any other amounts due and unpaid to Grantee under the Loan Documents, may be bid by Grantee in the event of a foreclosure sale hereunder. In the event of a judicial sale pursuant to a foreclosure decree, it is understood and agreed that Grantee or its assigns may become the purchaser of the Property or any part thereof.

     (2) Trustee may, by following the procedures and satisfying the requirements prescribed by applicable law, foreclose on only a portion of the Property and, in such event, said foreclosure shall not affect the lien of this Deed of Trust on the remaining portion of the Property foreclosed.

          If Grantee elects to have the Property sold under the Trustee’s power of sale, then the Trustee shall execute a written Notice of Default and of its election to cause the Property to be sold to satisfy the secured indebtedness. As a condition precedent to any such sale, Trustee shall give and record such notice as the law then requires. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Grantor except as is required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Grantee in its sole discretion may determine, at public

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auction to the highest bidder for cash, in lawful money of the United States, payable at the time of sale. Neither Grantor nor any other person or entity other than Grantee shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof Any person, including Trustee, Grantor or Grantee may purchase at the sale. The Trustee shall apply the proceeds of the sale to payment of (1) the costs and expenses of exercising the power of sale an of the sale, including the payment of the Trustee’s fees and reasonable attorneys’ fees; (2) cost of any evidence of title procured in connection with such sale; (3) all sums from date of expenditure; (4) all other sums then secured hereby; and (5) the remainder, if any, to the person or persons legally entitled thereto, or the Trustee, in its discretion, may deposit the balance of such proceeds with the County Clerk of the county in which the sale took place.

          (f) Other. Exercise any other right or remedy available hereunder, under the Consolidated Deed of Trust, and under any of the other Loan Documents or at law or in equity.

          3.2 Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale under this Deed of Trust shall be applied to the extent funds are so available to the following items in such order as Grantee in its discretion may determine:

          (a) To payment of the costs, expenses and reasonable fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Grantee’s right and remedies hereunder and under the other Loan Documents, including, but not limited to, reasonable receivers’ fees, court costs, reasonable attorneys’, accountants’, appraisers’, managers’ and other professional fees, title charges and transfer taxes.

          (b) To payment of all sums expended by Grantee under the terms of any of the Loan Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

          (c) To payment of the secured indebtedness and all other obligations secured by this Deed of Trust, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Note in order to prepay principal, in any order that Grantee chooses in its sole discretion.

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          The remainder, if any, of such funds shall be disbursed to Grantor or to the person or persons legally entitled thereto.

          3.3 Right and Authority of Receiver or Grantee in the Event of Default: Power of Attorney. Upon the occurrence of an Event of Default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.l(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Grantee’s or the receiver’s sole discretion, all at Grantor’s expense, Grantee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently: (a) enter upon and take possession and control of any and all of the Property subject to the rights of Tenant; (b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Grantor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Grantee may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Grantee’s sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Grantee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Grantee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Grantee as attorney-in-fact and agent of Grantor or in its own name as Grantee, such documents and instruments as are necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Grantee may in its sole discretion deem appropriate or desirable; (1) collect and receive the Rents and Profits from the Property; (m) eject Tenants or repossess personal property, as provided by law, for breaches of the conditions of their Leases; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Grantor or Grantee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Grantee by this Deed of Trust; and (r) do any acts which Grantee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Grantee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Deed of Trust. This Deed of Trust shall constitute a direction to and full authority to any lessee, or other third party who has heretofore

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dealt or contracted or may hereafter deal or contract with Grantor or Grantee, at the request of Grantee, to pay all amounts owing under any Lease, contract, concession, license or other agreement to Grantee without proof of the Event of Default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Grantor in so doing) any request, notice or demand by Grantee for the payment to Grantee of any Rents and Profits or other sums which may be or thereafter become due under its Lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such Lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any Event of Default under this Deed of Trust or under any of the other Loan Documents has actually occurred or is then existing. Grantor hereby constitutes and appoints Grantee, its assignees, successors, transferees and nominees, as Grantor’s true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Grantor’s name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Grantee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Grantee until actually paid by Grantor, shall be a demand obligation owing by Grantor to Grantee and shall be secured by this Deed of Trust and by every other instrument securing the secured indebtedness.

          3.4 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale, Grantor or Grantor’s representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Grantor (except tenants of space in the Improvements subject to Leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Grantee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the county in which the Land is located.

          3.5 Notice to Account Debtors. Grantee may, at any time after an Event of Default notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness, to Grantor included in the Property to pay Grantee directly. Grantor shall at any time or from time to time upon the request of Grantee provide to Grantee a current list of all such account debtors and obligors and their addresses.

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          3.6 Cumulative Remedies. All remedies contained in this Deed of Trust are cumulative and Grantee shall also have all other remedies provided at law and in equity or in any other Loan Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Grantee and may be exercised in any order and as often as occasion therefor shall arise. No act of Grantee shall be construed as an election to proceed under any particular provisions of this Deed of Trust to the exclusion of any other provision of this Deed of Trust or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Grantee. No delay or failure by Grantee to exercise any right or remedy under this Deed of Trust shall be construed to be a waiver of that right or remedy or of any Event of Default hereunder. Grantee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

          3.7 Payment of Expenses. Grantor shall pay on demand all of Grantee’s expenses incurred in any efforts to enforce any terms of this Deed of Trust, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Grantee until actually paid by Grantor at the Default Interest Rate, and the same shall be secured by this Deed of Trust and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Note.

ARTICLE IV
MISCELLANEOUS TERMS AND CONDITIONS

          4.1 Time of Essence. Time is of the essence with respect to all provisions of this Deed of Trust.

          4.2 Release of Deed of Trust. If all of the secured indebtedness be paid, then and in that event only, all rights under this Deed of Trust shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Grantee in due form at Grantor’s cost. No release of this Deed of Trust or the lien hereof shall be valid unless executed by Grantee or its assigns.

          4.3 Certain Rights of Grantee. Without affecting Grantor’s liability for the payment of any of the indebtedness secured hereby, Grantee may from time to time and without notice to Grantor: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in

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any extension agreement of the Deed of Trust or any agreement subordinating the lien hereof.

     4.4 Waiver of Certain Defenses. No action for the enforcement of the lien hereof or of any provision hereof shall be subject to any defense which would not be good and available to the party interposing the same in an action at law upon the Note or any of the other Loan Documents.

     4.5 Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Deed of Trust or at such other address as may be designated by such party as herein provided. All notices, demands and requests to be sent to Grantee shall be addressed to Credit Suisse First Boston Mortgage Capital LLC, 11 Madison Avenue, New York, New York 10010; Attention: Jeff Altabef. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days’ prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

     4.6 Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Grantor and the successors and assigns of Grantor, including all successors in interest of Grantor in and to all or any part of the Property, and shall inure to the benefit of Grantee, its directors, officers, shareholders, employees and agents and their respective successors and assigns and shall constitute covenants running with the land. All references in this Deed of Trust to Grantor or Grantee shall be deemed to include all such parties’ successors and assigns, and the term “Grantee” as used herein shall also mean and refer to any lawful holder or owner, including pledgees and participants, of any of the indebtedness secured hereby. If Grantor consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Grantor.

     4.7 Severability. A determination that any provision of this Deed of Trust is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this

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Deed of Trust to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

     4.8 Gender. Within this Deed of Trust, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

     4.9 Waiver: Discontinuance of Proceedings. Grantee may waive any single Event of Default by Grantor hereunder without waiving any other prior or subsequent Event of Default. Grantee may remedy any Event of Default by Grantor hereunder without waiving the Event of Default remedied. Neither the failure by Grantee to exercise, nor the delay by Grantee in exercising, any right, power or remedy upon any Event of Default by Grantor hereunder shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Grantee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any tune and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by Grantee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice or demand in similar or other circumstances. Acceptance by Grantee of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of an Event of Default hereunder. In case Grantee shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under the other Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Grantee shall have the unqualified right to do so and, in such an event, Grantor and Grantee shall be restored to their former positions with respect to the indebtedness secured hereby, the Loan Documents, the Property and otherwise, and the rights, remedies, recourses and powers of Grantee shall continue as if the same had never been invoked.

     4.10 Section Headings. The headings of the sections and paragraphs of this Deed of Trust are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

     4.11 Governing Law. This Deed of Trust will be governed by and construed in accordance with the laws of the State in which the Land is located provided that to the extent any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling; and provided further

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that the laws of the state in which the Land is located shall govern as to the creation, priority and enforcement of liens and security interests in property located in such state.

     4.12 Counting of Days. The term “days” when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the state within which the Land is located, the period shall be deemed to end on the next succeeding business day. The term “business day” when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in Maryland are authorized by law to be closed.

     4.13 Relationship of the Parties. The relationship between Grantor and Grantee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

     4.14 Application of the Proceeds of the Note. To the extent that proceeds of the Note are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Grantee at Grantor’s request and Grantee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

     4.15 Unsecured Portion of Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Deed of Trust or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Deed of Trust.

     4.16 Cross Default. An Event of Default hereunder shall be a default under each of the other Loan Documents.

     4.17 Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the state in which the Property is located), bear interest at the Default Interest Rate.

     4.18 Inconsistency with Other Loan Documents. In the event of any inconsistency between the provisions hereof and the provisions in any of the other Loan Documents, it is intended that the provisions selected by Grantee in its sole subjective discretion shall be controlling.

     4.19 Construction of this Document. This document may be construed as a mortgage, security deed, deed of trust, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one

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or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

     4.20 No Merger. It is the desire and intention of the parties hereto that this Deed of Trust and the lien hereof do not merge in fee simple title to the Property. It is hereby understood and agreed that should Grantee acquire any additional or other interests in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by Grantee as evidenced by an appropriate document duly recorded, this Deed of Trust and the lien hereof shall not merge in such other or additional interests in or to the Property, toward the end that this Deed of Trust may be foreclosed as if owned by a stranger to said other or additional interests.

     4.21 Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Grantee to amend, modify, increase, vary, alter or supplement this Deed of Trust, the Note or any of the other Loan Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Loan Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Deed of Trust losing its priority over the rights of any such junior lien.

     4.22 Grantee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor or the principals or general partners in Grantor, or their respective creditors or property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

     4.23 Fixture Filing. This Deed of Trust shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures.

     4.24 After-Acquired Property. All property acquired by Grantor after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Grantor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust. Nevertheless, Grantor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing

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statements, assignments and assurances, as Grantee shall require for accomplishing the purposes of this Deed of Trust.

     4.25 No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Grantee pursuant to the Loan Documents, including, but not limited to, any officer’s certificates balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Grantee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Grantee.

     4.26 Counterparts. This Deed of Trust may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page. Any signature page of this Deed of Trust may be detached from any counterpart of this Deed of Trust without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Deed of Trust identical in form hereto but having attached to it one or more additional signature pages.

     4.27 Personal Liability. Notwithstanding anything to the contrary contained in this Deed of Trust, the liability of Grantor and its officer, directors, general partners, managers, members and principals for the indebtedness secured hereby and for the performance of the other agreements, covenants and obligations contained herein and in the other Loan Documents shall be limited as set forth in Section 13 of the Note.

     4.28 Recording and Filing. Grantor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Grantee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Grantor shall reimburse Grantee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

     4.29 Entire Agreement and Modification. This Deed of Trust and the other Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated. This Deed of Trust and the other Loan Documents may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

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     4.30 Maximum Interest. The provisions of this Deed of Trust and of all agreements between Grantor and Grantee, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Grantee for the use, forbearance or retention of the money loaned under the Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Grantor and Grantee shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Grantee shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or at the option of Grantee be paid over to Grantor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Grantee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This paragraph will control all agreements between Grantor and Grantee.

     4.31 Interest Payable by Grantee. Grantee shall cause funds to be deposited in the Replacement Reserve in accordance with the provisions of the Cash Management Agreement.

     4.32 Further Stipulations. The additional covenants, agreements and provisions set forth in Exhibits D attached hereto and made a part hereof, if any, shall be a part of this Deed of Trust and shall, in the event of any conflict between such further stipulations and any of the other provisions of this Deed of Trust, be deemed to control.

     4.33 Property Encumbered. Grantor represents that this Deed of Trust does not encumber property principally improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units.

     4.34 Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Grantee and presentation of this Deed of Trust or a certified copy thereof for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any obligations secured hereby, Trustee may, without liability therefor and without notice: (a) reconvey all or any

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part of the Property; (b) consent to the making of any map or plat thereof; and (c) join in any grant of easement thereon, any declaration of covenants and restrictions, or any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Except as may be required by applicable law, Trustee or Grantee may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trustee hereunder and the enforcement of the rights and remedies available hereunder, and may obtain orders or decrees directing or confirming or approving acts in the execution of said trust and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding, including, without limitation, actions in which Grantor, Grantee or Trustee shall be a party unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability or expense.

     4.35 Substitution of Trustees. From time to time, by a writing, signed and acknowledged by Grantee and recorded in the Office of the Recorder of the County in which the Property is situated, Grantee may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named Trustee herein. A writing recorded pursuant to the provisions of this Section 4.35 shall be conclusive proof of the proper substitution of such new Trustee.

     4.36 Dissemination of Information. If Grantee determines at any time to sell, transfer or assign the Note, this Deed of Trust and the other Loan Documents, and any or all servicing rights with respect thereto, or to grant participations therein (the “Participations”) or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”), Grantee may forward to each purchaser, transferee, assignee, servicer, participant, investor, and/or their respective successors in such Participations and/or Securities (collectively, the “Investor”) and/or any Rating Agency rating such Securities, each prospective Investor and each of the foregoing’s respective counsel, all documents and information that Grantee now has or may hereafter acquire relating to the Loan and to Grantor, any Guarantor, any Indemnitor and the Mortgaged Property, which shall have been furnished by Grantor, any Guarantor, and/or any Indemnitor, as Grantee determines necessary or desirable.

     4.37 Defeasance. (a) Provided no Event of Default has occurred and is continuing, at any time after the earlier of the date which (I) is two (2) years after the “startup day,” within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”), or a “real estate mortgage investment conduit,” within the meaning of Section 860D of the Code, that holds the Note or (II) is four (4) years following the full funding of the

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loan secured hereby, up to and including the Anticipated Repayment Date, Grantor may voluntarily defease all or any portion of the lien of the Deed of Trust by providing Grantee with direct non-callable obligations of the United States of America (“U.S. Obligations”) that produce payments which replicate the Scheduled Defeasance Payments (as defined herein). Each such defeasance (hereafter, a “Defeasance Event”) by the Grantor shall be subject to the satisfaction of the following conditions precedent:

        (i) Grantor shall provide not less than thirty (30) days prior written notice to Grantee specifying the Payment Date (the “Release Date”) on which the Defeasance Event is to occur. Such notice shall indicate the principal amount of the Note to be defeased;

        (ii) Grantor shall pay to Grantee all accrued and unpaid interest on the principal balance of the Note to but not including the Release Date. If for any reason the Release Date is not a Payment Date, the Grantor shall also pay interest that would have accrued on the Note through the next Payment Date;

        (iii) Grantor shall pay to Grantee all other sums, not including scheduled interest or principal payments, due under the Note, this Deed of Trust, and the other Loan Documents;

        (iv) Grantor shall pay to Grantee the required Defeasance Collateral for the Defeasance Event;

        (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Grantor shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the “Defeased Note”) and the other note having a principal balance equal to the undefeased portion of the Note (the “Undefeased Note”). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance Event;

        (vi) Grantor shall execute and deliver a security agreement, in form and substance satisfactory to Grantee, creating a first priority lien on the Defeasance Collateral and the U.S. Obligations purchased with the Defeasance Collateral in accordance with this provision of this Section 4.37 (the “Defeasance Security Agreement”);

        (vii) Grantor shall deliver an opinion of counsel for Grantor in form satisfactory to Grantee in its sole discretion stating, among other things, that Grantor has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or

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Defeased Note (as applicable) to the Successor Borrower, that Grantee has a perfected first priority security interest in the Defeasance Collateral (as defined herein) and the U.S. Obligations delivered by Grantor, and that any real estate mortgage investment conduit formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

        (viii) Grantor shall deliver evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with a Securitization which are then outstanding. If required by the applicable Rating Agencies, the Grantor shall also deliver or cause to be delivered a non-consolidation opinion with respect to the Successor Borrower (as defined herein) in form and substance satisfactory to Grantee and the applicable Rating Agencies;

        (ix) Grantor shall deliver a Certificate executed by the managing member, general partner or other authorized signatory, as applicable, of each Grantor certifying that the requirements set forth in this Section 4.37(b) have been satisfied;

        (x) Grantor shall deliver a certificate of a “big six” or other nationally recognized public accounting firm, acceptable to Grantee certifying that the U.S. Obligations purchased with the Defeasance Collateral generate monthly amounts equal to or greater than the required scheduled Defeasance Payments;

        (xi) Grantor shall deliver such other certificates, documents or instruments as Grantee may reasonably request; and

        (xii) Grantor shall pay all costs and expenses of Grantee incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the Lien of the Deed of Trust as provided in Section 4.37(c) hereof as well as reasonable attorneys’ fees and expenses.

     As used herein, the term “Defeasance Collateral” shall mean an amount equal to the remaining principal amount of the Note or the principal amount of the Defeased Note, as applicable, the amount (if any) which, when added to the remaining principal amount of the Note or the principal amount of the Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as

71	WEDGEWOOD DEED OF TRUST

applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreement of this Section 4.37.

     (b) In connection with each Defeasance Event, Grantor hereby appoints Grantee as its agent and attorney-in-fact for the purpose of using the Defeasance Collateral to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Release Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable, and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable, (including without limitation scheduled payments of principal, interest and any other amounts due under the Loan Documents on such dates) (the “Scheduled Defeasance Payments”). Grantor, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Deposit Account (as defined in the Cash Management Agreement), unless otherwise directed by Grantee, and applied to satisfy the obligations of Grantor under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Collateral in excess of the amount necessary to purchase the U.S. Obligations required by this Section 4.37 and satisfy Grantor’s obligations under this Section 4.37 shall be remitted to Grantor.

     (c) Except as set forth in this Section 4.37(c), no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Deed of Trust on the Trust Property.

          (i) (A) If the Grantor has elected to defease the entire Note and the requirements of Section 4.37(a) and (b) have been satisfied, all of the Trust Property shall be released from the Lien of the Deed of Trust and the U.S. Obligations, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note.

            (B) In connection with the release of such Lien, the Grantor shall submit to Grantee, not less than thirty (30) days prior to the Release Date, a release of Lien (and related Loan Documents) for the Trust Property for execution by Grantee. Such release shall be in a form appropriate in each jurisdiction in which each Parcel is located and satisfactory to Grantee in its sole discretion. In addition, Grantor shall provide all other documentation Grantee reasonably requires to be delivered by Grantor in connection with such release, together with an certificate signed by the general partner of Grantor certifying that such documentation (1) is in compliance with all requirements of law, and (2) will effect such releases in accordance with the terms of this Deed of Trust.

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          (ii) Grantor on one or more occasions may obtain (A) the release of an individual Parcel from the Lien of this Deed of Trust (and related Loan Documents) and (B) the release of the applicable Individual Grantor’s obligations under the Loan Documents with respect to such Parcel (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

          (A) The principal balance of the Defeased Note shall equal or exceed one hundred twenty-five percent (125%) the allocated loan amount (the “Allocated Loan Amount”) for the applicable Property as set forth on Schedule I attached hereto; provided, however, that (1) if the outstanding principal balance of the Undefeased Note is less than the Allocated Loan Amount for the applicable Parcel to be released, the Defeased Note shall be in an amount equal to the outstanding principal balance of the Undefeased Note, and (2) if the actual net proceeds realized by Grantor from the Sale of the Property exceeds the amount of the release price payable hereunder, the amount of such excess shall be delivered by the Grantor to the Mezzanine Borrowers (as defined in the Note) to be applied to the mandatory prepayment of the Mezzanine Loan (as defined in the Note).

          (B) The requirements of Section 4.37(a) and (b) have been satisfied.

          (C) The Property is transferred from the Grantor to another person or party and such person or party is not any other Borrower or the general partner or managing member of Grantor or any other Borrower.

          (D) Grantor shall submit to Grantee, not less than thirty (30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Parcel for execution by Grantee. Such release shall be in a form appropriate in each jurisdiction in which the Parcel is located and satisfactory to Grantee in its sole discretion. In addition, Grantor shall provide all other documentation Grantee reasonably requires to be delivered by Grantor in connection with such release, together with an certificate signed by the general partner of Grantor certifying that such documentation (i) is in compliance with all requirements of law, (ii) will effect such release in accordance with the terms of this Deed of Trust, and (iii) will not impair or otherwise adversely affect the Lien, security interests and other rights of Grantee under the Loan Documents not being released (or as to the parties to the Loan Documents and Parcels subject to the Loan Documents not being released).

          (E) After giving effect to such release, the Debt Service Coverage Ratio for all of the Parcels then remaining subject to the Lien of the Consolidated Deed of Trust (the remaining Consolidated Property) shall be equal to the greater of (1) the Debt Service Coverage Ratio for the twelve (12) full calendar months immediately preceding the date hereof, and (2) the Debt Service Coverage Ratio for all of the then remaining Consolidated Property Parcels (including the

73	WEDGEWOOD DEED OF TRUST

Property to be released) and for the twelve (12) full calendar months immediately preceding the release of the Property.

     For the purposes of this Deed of Trust, the following terms shall have the following meanings:

          (A) The term “Net Operating Income” shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations for the Property and the Consolidated Property (or for an individual premises if so specified herein).

          (B) The term “Operating Expenses” shall mean the total of all expenditures, computed in accordance with the accrual method tax basis of accounting, of whatever kind relating to the operation, maintenance and management of the Property and the Consolidated Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Grantee, and other similar costs, but excluding depreciation, debt service, capital expenditures, and contributions to the Tenant Improvements and Leasing Commissions Reserve Subaccount, the Replacement Reserve Subaccount, the Tax and Insurance Impound Subaccount, and any other reserves required under the Loan Documents.

          (C) The term “Gross Income from Operations” shall mean all income, computed in accordance with the accrual method tax basis of accounting, derived from the ownership and operation of the Property and the Consolidated Property (or for an individual premises if so specified herein) from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Grantor to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to the Grantor from the Tax and Insurance Impound Subaccount, the Replacement Reserve Subaccount, or any other escrow fund established by the Loan Documents.

          (D) The term “Debt Service Coverage Ratio” shall mean a ratio for the applicable period in which: (i) the numerator is Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder; and (ii) the denominator is the greater of (a) an amount equal to the original principal amount of the Note multiplied by a constant of 9.70% or (b) the aggregate amount of principal and interest due and payable on the Note.

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          (E) The term “Loan-to-Value Ratio” shall mean a ratio in which (i) the numerator is the outstanding principal balance under the Note, and (ii) the denominator is the value of the Property and the Consolidated Property (as determined by an independent appraisal acceptable to Grantee in all respects prepared by an appraiser satisfactory to Grantee).

          (iii) In connection with any release of a Lien under this Section 4.37(c), Grantor may, or at the request of Grantee shall, establish or designate a successor entity (the “Successor Borrower”) which shall be a single purpose bankruptcy remote entity approved by Grantee, and Grantor shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement and Grantor shall be relieved of its obligations under such documents. The Grantor shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement. ‘Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note, as applicable, in accordance with this Section 4.37(c), but Grantor shall pay all costs and expenses incurred by Grantee, including Grantee’s reasonable attorneys’ fees and expenses, incurred in connection therewith.

     4.38. Cash Management Agreement. On or before the date hereof Grantor covenants and agrees to enter into one or more servicing account agreements, lockbox servicing agreements and/or cash management agreements acceptable to Grantee between Grantor and the other Borrowers, Manager, Grantee and, as applicable, one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the “Cash Management Agreement”). All Rents shall be applied as set forth in the Cash Management Agreement and the escrows and reserves required hereunder shall be funded as provided therein. The Grantor shall pay all costs and expenses related to the establishment and maintenance of the accounts described in the Cash Management Agreement. Upon the occurrence of an Event of Default, Grantee may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Loan in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Loan. Upon any Sale of the Property pursuant to Section 4.41(d) hereof, Grantor shall enter into a new Cash Management Agreement in form and substance satisfactory to Lender.

     4.39 Cross-Default: Waiver of Marshalling of Assets.

     (a) The Grantor acknowledges that Grantee has made the Loan to the Grantor upon the security of Grantor’s interest in the Property and the collective

75	WEDGEWOOD DEED OF TRUST

interest of the Borrower in the Consolidated Property and in reliance upon the aggregate of the Consolidated Property and the Wedgewood Property taken together being of greater value as collateral security than the sum of each parcel thereof taken separately.

     (b) To the fullest extent permitted by law, Grantor, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Grantor, Grantor’s partners and others with interests in Grantor, and of the Property and the Consolidated Property, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the parcels covered by the Consolidated Deed of Trust and/or the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Grantee under the Loan Documents to a sale of the Property and/or the Consolidated Property for the collection of the Loan without any prior or different resort for collection or of the right of Grantee to the payment of the Loan out of the net proceeds of the Property and/or the Consolidated Property in preference to every other claimant whatsoever. In addition, Grantor, for itself and its successors and assigns, waives in the event of foreclosure of the lien hereof, any equitable right otherwise available to the Grantor which would require the separate sale of the Property or require Grantee to exhaust its remedies against any individual Property or any combination of the Property before proceeding against any other individual Property or combination of Property; and further in the event of such foreclosure the Grantor does hereby expressly consents to and authorizes, at the option of the Grantee, the foreclosure and sale either separately or together of any combination of the Property.

     4.40 Sale of Notes and Securitization.

     (a) Grantor acknowledges that Grantee and its successors and assigns may (i) sell this Deed of Trust and the Wedgewood Note and/or the Consolidated Deed of Trust and the Consolidated Note, and any or all of the other Loan Documents, to one or more investors as a whole loan or loans, (ii) participate the indebtedness secured by this Deed of Trust to one or more investors, (iii) deposit this Deed of Trust and the Wedgewood Note and/or the Consolidated Deed of Trust and the Consolidated Note, and any or all of the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Wedgewood Loan and/or the Consolidated Loan or any interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction” or “Securitization”). Grantor shall cooperate with Grantee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Grantor, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note,

76	WEDGEWOOD DEED OF TRUST

(B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the non-recourse provisions of the Loan or (E) any other material economic term of the Loan. Grantor shall provide such information, legal opinions and documents relating to Grantor, Guarantor, if any, the Trust Property and any tenants of the Improvements as Grantee may reasonably request in connection with such Secondary Market Transaction. In addition, Grantor shall make available to Grantee all information concerning its business and operations that Grantee may reasonably request. Grantee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Grantor to Grantee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Grantee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Grantor and Grantor indemnifies Grantee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Grantee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

     (b) In the event that the provisions of this Deed of Trust or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the ratings on any certificates or other securities being issued, or, in accordance with the terms of the transaction documents relating to a Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Grantee to be given, the Grantor shall pay all of the costs and expenses of the Grantee, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

     4.41 Obligations of Grantor in Connection with Sale of Notes and Securitization.

     At the request of the holder of the Consolidated Note or the Wedge wood Note and, to the extent not already required to be provided by Grantor under this Agreement, Grantor shall use reasonable efforts to satisfy the market standards to which the holder of such Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in such Note and this Deed of Trust and/or the Consolidated Deed of Trust, including, without limitation, to:

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     (a) (i) provide such financial and other information with respect to the Property, the Consolidated Property, the Grantor and the Manager, (ii) provide budgets relating to the Property and the Consolidated Property, (iii) perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I’s and, if appropriate, Phase II’s), engineering reports and other due diligence investigations of the Trust Property and the Wedgewood Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Secondary Market Transaction, and (iii) make such representations and warranties as of the closing date of the Secondary Market Transaction with respect to the Property, the Consolidated Property, Grantor, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents (collectively, the “Provided Information”), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Grantee and the Rating Agencies;

     (b) at Grantor’s expense, cause counsel to render opinions, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, agents and representatives, as to non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Property, the Consolidated Property, and Grantor and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

     (c) if the Wedgewood Note will be included in the Securitization (which inclusion shall be solely in the discretion of the Grantee), if so requested by the Grantee, the holder of the Note or the Rating Agencies, execute and record such documents as may be necessary to consolidate the lien of this Deed of Trust with the lien of the Consolidated Deed of Trust, and/or consolidate the Consolidated Note with the Wedgewood Note;

     (d) if the Wedgewood Note will not be included in a Securitization of the Consolidated Note, then no later than the [business day that is at least 30 days prior to the anticipated] date of Securitization, cause the Property to be transferred to a transferee that is not a Borrower or any member or general partner of the Grantor or any other Borrower pursuant to a Sale that meets the requirements of Section 1.13(b) hereof (after which Sale this Deed of Trust shall no longer secure the Consolidated Note), provided, however, that Grantee agrees that a Sale to an entity at least 51% of which is owned by, and which is also controlled by, T. Richard Butera and/or Sidney Kimmel shall be acceptable to Grantee, and that assumption of the Wedgewood Loan by such transferee will not require payment of any assumption fee or prepayment fee;

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          (e) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Secondary Market Transaction; provided, however, that the Grantor shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.

          All reasonable third party costs and expenses incurred by Grantee in connection with Grantor’s complying with requests made under this Section 4.41 shall be paid by the Grantor.

          In the event that the provisions of this Deed of Trust or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the ratings on the Certificates, or, in accordance with the terms of the transaction documents relating to a Secondary Market Transaction, such a rating confirmation is required in order for the consent of the Grantee to be given, the Grantor shall pay all of the costs and expenses of the Grantee, Servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

          4.42 Securitization Indemnification.

          (a) Grantor understands that certain of the Provided Information and the Required Records may be included in disclosure documents in connection with the Secondary Market Transaction, including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Secondary Market Transaction. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, the Grantor will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

          (b) Grantor agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) indemnifying Grantee (and for purposes of this Section 4.42, Grantee hereunder shall include its officers and directors), the affiliate of Credit Suisse First Boston Mortgage Capital LLC (“First Boston”) that has filed the registration statement relating to the

79	WEDGEWOOD DEED OF TRUST

Securitization (the “Registration Statement”), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “First Boston Group”), and First Boston, each of its directors and each person who controls First Boston within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Grantee, the First Boston Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Provided Information or Required Records upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (B) reimbursing Grantee, the First Boston Group or the Underwriter Group for any legal or other expenses reasonably incurred by Grantee, the First Boston Group or the Underwriter Group in connection with defending or investigating the Liabilities.

          (c) Promptly after receipt by an indemnified party under this Section 4.42 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.42, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and its notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 4.42 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party to parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be

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legal defenses available to it that are different from or additional to those available to another indemnified party.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 4.42(b) or (c) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 4.42(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) First Boston’s and Grantor’s relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Grantee and Grantor hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     (e) The liabilities and obligations of both Grantor and Grantee under this Section 4.42 shall survive the termination of this Agreement and the satisfaction and discharge of the Loan.

ARTICLE V
MARYLAND SPECIFIC PROVISIONS

          5.1. Principles of Construction. In the event of any inconsistencies between the terms and provisions of Articles I-IV and Article V of this Deed of Trust, the terms and provisions of Article V shall govern and control.

          5.2. Maryland Specific Provisions.

          (a) Financing Statement. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection (3) of Section 9-103 of the Maryland Uniform Commercial Code, as amended, and similar provisions (if any) of the Uniform Commercial Code as enacted in any other state where the Trust Property is situated which will be financed at the wellhead or minehead of the wells or mines located on the Trust Property and is to be filed for record in the real estate records of each county where any part of the Trust Property is situated. This Deed of Trust shall also be effective as a financing statement covering any other property and may be filed in any other appropriate filing or recording office.

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          (b) Release. If and when Grantor has paid all of the Loan and performed all of Grantor’s other obligations pursuant to the Loan Documents (the “Obligations”), as the same becomes due and payable, and all of the covenants, warranties, undertakings and agreements in this Deed of Trust are kept and performed, and all obligations, if any, of Grantee for future advances have been terminated, then, and in that event only, all rights under this Deed of Trust shall terminate (except to the extent expressly provided herein with respect to indemnifications, representations and warranties and other rights which are to continue following the release hereof), and the Trustee, upon request by Grantee, will provide a release of this Deed of Trust to Grantor. Grantor shall be responsible for the recordation of such release and payment of any recording costs associated therewith.

          (c) Rights and Remedies of Trustee.

      (i) In addition to any other rights available at law or in equity, following an Event of Default hereunder, Trustee may take possession of and sell the Trust Property, or any part thereof requested by Grantee to be sold, and in connection therewith Grantor hereby (A) assents to the passage of a decree for the sale of the Trust Property by the equity court having jurisdiction, and (B) authorizes and empowers Trustee to take possession of and sell (or in case of the default of any purchaser to resell) the Trust Property, or any part thereof, all in accordance with the laws or rules of court of the State of Maryland relating to deeds of trust, including any amendments thereof, or additions thereto, which do not materially change or impair the remedy. In connection with any foreclosure, Grantee and/or Trustee may (y) procure such title reports, surveys, tax histories and appraisals as they deem necessary, and (z) make such repairs and additions to the Trust Property as they deem advisable, subject to the terms and provisions contained in the Lease, all of which shall constitute Expenses (hereinafter defined) In the case of any sale under this Deed of Trust, by virtue of judicial proceedings or otherwise, the Trust Property may be sold as an entirety or in parcels, by one sale or by several sales, and any fixtures or collateral encumbered by this Deed of Trust may be sold at the same sale as the Trust Property or in one or more sales, as may be deemed by Trustee to be appropriate and without regard to any right of Grantor or any other person to the marshalling of assets, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms having first given such notice prior to the sale of such time, place and terms by publication in at least one newspaper published or having general circulation in the county or counties in which the Trust Property is located or at such time or times as may be required by the laws of the State of Maryland or rule of court of the State of Maryland, and such other times and by such other methods, if any, as Trustee, in its sole discretion, shall deem advantageous and proper. “Expenses” means all costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Grantee or Trustee in exercising or

82	WEDGEWOOD DEED OF TRUST

enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Loan Documents, including, without limitation, attorneys’ fees, court costs, receivers’ fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of the Trust Property, subject to the terms and provisions contained in the Lease as to the costs for maintenance and repair, or selling, the Trust Property.

      (ii) Any sale hereunder may be made at public auction, at such time or times, at such place or places, and upon such terms and conditions and after such previous public notice as Trustee shall deem appropriate and advantageous and as required by the laws of the State of Maryland.

      (iii) Upon the terms of such sale being complied with Trustee shall convey to, and at the cost of, the purchaser or purchasers the interest of Grantor in the Trust Property so sold, free and discharged of and from all estate, title or interest of Grantor, at law or in equity, such purchaser or purchasers being hereby discharged from all liability to see to the application of the purchase money.

      (iv) Grantee and any affiliate thereof may be a purchaser of the Trust Property or of any part thereof or of any interest therein at any public sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, without forfeiting its right to collect any deficiency from Grantor; and Grantee may apply upon the purchase price the Obligations secured hereby owing to Grantee. Grantee, upon any such purchase, shall acquire good title to the Property so purchased, free of the lien of this Deed of Trust and free of all rights of redemption in Grantor and free of all liens and encumbrances subordinate to this Deed of Trust.

          (d) Application of Foreclosure Sale Proceeds. The proceeds of such sale or sales under this Deed of Trust, whether under the assent to a decree, the power of sale, or by equitable foreclosure, shall be held by Trustee and applied as follows: FIRST, (A) all Expenses incurred in connection with such sale or in preparing the Trust Property for such sale and of obtaining possession including, among other things, counsel fees reasonably incurred shall be allowed and paid out of the proceeds of such sale or sales as the court having jurisdiction may deem proper, (B) the Trustee’s Commission (hereinafter defined) and expenses and (C) all taxes, levies, assessments or other charges relating to the Trust Property which have or in the opinion of Trustee may have, priority over the lien of this Deed of Trust, including the pro rata portion thereof applicable to the taxable period during which any payment is made pursuant to this subsection; SECOND, to pay all of the Loan and all interest then due and accrued thereon and any other payment obligations of Grantor pursuant to the Loan Documents, which shall include payment of interest through the date of ratification of the auditor’s account; THIRD, to pay the amount of any liens of record inferior to this Deed of Trust, together with lawful interest, and lawful claims of third

83	WEDGEWOOD DEED OF TRUST

parties against the proceeds of any sale; and LASTLY, to pay the surplus, if any, to Grantor or any person or entity entitled thereto unless otherwise required by law or directed by a court of competent jurisdiction. In the event that the proceeds of any such sale or sales, together with all other monies at the time held by Trustee under the Deed of Trust, are insufficient to pay the foregoing costs and expenses, Grantee may, at its sole option, advance such sums as Grantee in its sole and absolute discretion shall determine for the purpose of paying all or any part of such costs and expenses and all such sums so advanced shall be (A) a lien against the Trust Property (B) added to the amount due under the Note and secured by this Deed of Trust, and (C) payable on demand with interest at the rate of interest applicable to the principal balance of the Note, from and including the date each such advance is made. In any event, Grantor shall be liable to Grantee for any deficiency if the proceeds of any such sale or sales are insufficient to pay, in full, all amounts to be distributed pursuant to the FIRST clause above. Grantor shall pay to Trustee all of Trustee’s reasonable costs and expenses actually incurred hereunder regardless of whether the Trust Property is sold (the “Trustee’s Commission”).”

          (e) Assent to Decree. The Grantor hereby declares its assent to the passing of a decree for the sale of any or all of the Trust Property or any estate (??) interest therein by any equity court having jurisdiction over the sale of the trust Property upon the occurrence of an Event of Default.

          (f) Commercial Loan. The Grantor hereby stipulates and warranty that the Loan evidenced hereby is a commercial loan and that such Loan is being may solely to acquire or carry on a business, professional or commercial enterprise (??) activity.

          (g) Future Advances. Until this Deed of Trust is released of record, the Grantee may advance or re-advance additional sums of money to the Grantor from time to time and such advances and re-advances shall become part of the Loan secured hereby to the fullest extent permitted by law.

84	WEDGEWOOD DEED OF TRUST

     IN WITNESS WHEREOF, Grantor has executed this Deed of Trust as of the day and year first above written.

GRANTOR:

BUTERA PROPERTIES, LLC, a Delaware
Consented and Agreed to		limited liability company,
as to the provisions of
Section 1.34

G.P. or Managing Member’s name		By:	Butera Equity, LLC a Delaware limited
liability company,
its Manager

By:	/s/ T. Richard Butera	By:	/s/ T. Richard Butera

	Name: T. Richard Butera		Name: T. Richard Butera
	Title:		Title: Manager

WEDGEWOOD DEED OF TRUST

ACKNOWLEDGMENT

DISTRICT OF COLUMBIA	*	TO WIT:

     I, Mary Ann B. Elliott, a Notary Public in and for the State and County aforesaid, do hereby certify that T. Richard Butera, the Manager of Butera Equity, LLC, a Delaware limited liability company (the “Manager”), which Manager is the manager of Butera Properties, LLC (the “Limited Liability Company”), being authorized to do so, has executed the foregoing document on behalf of the Manager of said Limited Liability Company, as the act and deed of said manager of the Manager of said Limited Liability Company, for the purposes therein contained.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL this 28th day of August, 1998.

/s/ Mary Ann B. Elliott

Notary Public

My Commission Expires:       1/31/2003            [NOTARIAL SEAL]